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RESIDENTIAL MORTGAGE SERVICES Of Texas

                                October 13, 1999

HomeSense Financial Corp. and Affiliates
113 Reed Avenue
Lexington, SC 29072
Attention: Ronald J. Sheppard


                          MORTGAGES PURCHASE AGREEMENT

Dear Mr. Sheppard:

                                    OVERVIEW

Section 1. Warehouse Facility. HSA Residential Mortgage Services of Texas, Inc. ("RMST") has established a mortgage gestation facility with various financial institutions pursuant to which the institutions, at the request of RMST, will purchase certain mortgage loans which are originated to finance the purchase or re-financing of owner-occupied and investor owned, 1-4 family residential dwellings and the land on which they are situated.

Section 2. Certain Terms. We are pleased to advise you that RMST has approved the participation by the Company in the Warehouse Facility on the terms set forth in this agreement (as it may from time to time be supplemented, amended or restated, this "Agreement"). The following are certain terms of the Company's participation. (See Section 3 for additional defined terms.)

Company                          HomeSense Financial Corp. and Affiliates
Key Principals                   Ronald J. Sheppard
Purchase Limit                   Twenty-five Million Dollars ($25,000,000)
Sub-Prime Sublimit               75% of the Purchase Limit; ($18,750,000) with
                                 underwriting approval or forward commitment
Second Lien Sublimit             5% of the Purchase Limit; ($1,250,000) with
                                 investor commitment; CLTV up to 100%
Agency Rate                      Prime + .25%
Non-Agency Rate                  Prime + .75%
Default Rate                     Prime + 3%
Loan Set Up Fee                  Fifty Dollars ($50.00) per Mortgage
Minimum Tangible Net             Two Million Six Hundred Thousand Dollars
Worth                            ($2,600,000)
Guarantor(s)                     Ronald J. Sheppard

       Section 3. Certain Definitions. The following terms shall have the meaning set forth below in this Agreement:

              (a) Affected Mortgage. The term "Affected Mortgage" is defined in
       Section 23 and Section 26.

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              (b) Agency Mortgage. An "Agency Mortgage" is a Mortgage that is eligible for purchase by the Federal Home Loan Mortgage Association, the Federal National Mortgage Corporation or the Government National Mortgage Association.

              (c) Agent. The person acting at the time as administrative agent and collateral agent for the Warehouse Purchasers is referred to as the "Agent." All references to the Agent are to the Agent in its capacity as administrative agent and collateral agent for the Warehouse Purchasers and not in its own capacity or for its own account. The Agent currently is Citibank, N.A. and Citicorp North America, Inc. RMST will promptly advise the Company of any successor Agent.

              (d) Applicable Repurchase Amount. The term "Applicable Repurchase Amount" means the payment to the Agent in good, collected Bank funds of the sum of (y) an amount equal to the Minimum Net Share which would have been earned in respect of that Mortgage if its purchase by the Investor provided for in the Commitment represented by the Company to have most recently covered it (whether or not it was actually so covered) were completed in strict accordance with its terms and on its stated expiration date plus (z) (without duplication of any payment) an amount equal to any increase in the Minimum Net Share due to the passage of time or to RMST's or the Agent's having provided additional custodial-type services since that expiration date.

              (e) Bank Prime. The "Bank Prime" is the prime rate as announced by Chase Bank of Texas, National Association from time to time. This rate is a reference rate and does not necessarily represent its best or lowest rate and is not necessarily a favored rate. Bank Prime shall be adjusted as of the effective date of each change in the prime rate announced by Chase Bank of Texas, National Association.

              (f) Bank. The term "Bank" is defined in Section 19.

              (g) Banking Business Day. The term "Banking Business Day" is defined in the RMST Procedures.

              (h) Bulk Mortgage Takeout Protection Account. The term "Bulk Mortgage Takeout Protection Account" is defined in Section 33.

              (i) Bulk Purchase Mortgage Takeout Date. The term "Bulk Purchase Mortgage Takeout Date" is defined in Section 9.

              (j) Bulk Purchase Mortgage. A "Bulk Purchase Mortgage" is an Eligible Mortgage that meets RMST's criteria for funding without a Commitment.

              (k) Closer. The term "Closer" is defined in Section 12.

              (1) Commitment. A "Commitment" is a written commitment to purchase a Mortgage as a whole loan obtained by the Company and approved in writing by RMST, issued by a reputable investor or securities broker-dealer (the "Investor") acceptable to RMST and the Agent. In addition to any other criteria established by RMST from time to time by notice given to the Company, each Commitment shall be written, describe the types of Mortgages the Investor agrees to purchase, state the settlement date, price (including any applicable servicing release premium) and expiration date for the purchase, be (or be

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       endorsed to be) in favor of RMST and its assigns, be enforceable and be irrevocable until a date shown on the Commitment.

              (m) Debtor Laws. The term "Debtor Laws" is defined in Section 44.

              (n) Default. The term "Default" is defined in Section 44.

              (o) Defective Mortgage. A "Defective Mortgage" is a Mortgage which has been purchased by the Warehouse Purchasers but meets RMST's criteria for Defective Mortgages which are attached as Appendix 7. RMST may change the criteria by notice given to the Company.

              (p) Document File. The term "Document File" is defined in Section
       9.

              (q) Eligible Mortgage. An "Eligible Mortgage" is Mortgage which meets RMST's criteria for funding under the Warehouse Facility. RMST's current criteria for Eligible Mortgages is attached as Appendix 8. RMST may change the criteria by notice given to the Company.

              (r) Enclosures. The term "Enclosures" is defined in Section 9.

              (s) Failure Date. The term "Failure Date" is defined in Section
       22.

              (t) Guide. The term "Guide" is defined in Section 34.

              (u) Includes. Wherever the words "including," "which includes" or any correlative appears in this Agreement, it shall be read to mean, "including by way of example but not without limiting the generality of the subject or concept referred to."

              (v) Investor. An "Investor" is a person issuing a Commitment to the Company or otherwise agreeing to purchase a Mortgage from the Warehouse Purchasers.

              (w) Lost Commitment Mortgages. The term "Lost Commitment Mortgages" is defined in Section 20.

              (x) Make Whole Payment. The term "Make Whole Payment" is defined in Section 30.

              (y) Minimum Net Share. The term "Minimum Net Share" is defined in
       Section 17.

              (z) Mortgage Default Date. The "Mortgage Default Date" is defined in Section 20, Section 22 and Section 24.

              (aa) Mortgage Purchase Cost. The term "Mortgage Purchase Cost" is defined in Section 17.

              (bb) Mortgage. A "Mortgage" is a mortgage loan secured by residential real property.

              (cc) Offer. The term "Offer" is defined in Section 9.

              (dd) Period Held. The term "Period Held" is defined in Section 17.

              (ee) Proceeds Account. The term "Proceeds Account" is defined in
       Section 19.

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              (ff) Qualified Substitute Takeout. The term "Qualified Substitute
       Takeout" is defined in Section 20.

              (gg) RMST Advance. The term "RMST Advance" is defined in Section
       13.

              (hh) RMST Procedures. The "RMST Procedures" are those procedures promulgated by RMST from time to time specifying the times by which certain actions are to be taken in connection with purchases under the Warehouse Facility. The current RMST Procedures are attached as Appendix 2.

              (ii) Sale Proceeds. The term "Sales Proceeds" is defined in
       Section 17.

              (jj) Second Lien Mortgage. A "Second Lien Mortgage" is a Mortgage that is secured by a second priority lien on the real property that secures it.

              (kk) Settlement Account. The term "Settlement Account" is defined in Section 19.

              (ll) Shortfall Amount. The term "Shortfall Amount" is defined in
       Section 25.

              (mm) Substitute Mortgage. The term "Substitute Mortgage" is defined in Section 24.

              (nn) Warehouse Facility. The facility described in Section 1 as it may be amended, supplemented, modified or replaced is referred to as the "Warehouse Facility."

              (oo) Warehouse Purchasers. The institutions purchasing Eligible Mortgages under the Warehouse Facility from time to time are referred to collectively as the "Warehouse Purchasers," and individually as a "Warehouse Purchaser."

              (pp) Value Replacement Payments. The term "Value Replacement Payments" is defined in Section 32.

              (qq) Year 2000 Compliant. The term "Year 2000 Compliant" is defined in Section 48(aa).

                         PURCHASE OF ELIGIBLE MORTGAGES

         Section 4. Revolving Purchase Facility. Although the Company will offer the Mortgages to RMST for purchase under the Warehouse Facility on a case-by-case basis and RMST will evaluate each Mortgage to determine whether it is an Eligible Mortgage, the Company and RMST mutually contemplate that this will be a revolving purchase facility pursuant to which the Company will sell Mortgages to the Warehouse Purchasers.

         Section 5. No Obligation. This Agreement does not obligate RMST to cause the Warehouse Purchasers to purchase Mortgages from the Company. RMST, in its sole discretion, may elect to cause the Warehouse Purchasers to purchase a Mortgage from the Company or may elect not to cause them to purchase the Mortgage.

         Section 6. Limits. The outstanding balance of the aggregate purchase prices paid to the Company by the Warehouse Purchasers for Eligible Mortgages (including Second Lien Mortgages and Bulk Purchase Mortgages, if any) which have not yet been sold to an Investor shall not exceed the Purchase Limit at any time. The outstanding balance of the aggregate purchase prices paid to the Company by the Warehouse

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Purchasers for Second Lien Mortgages which have not yet been sold to an Investor shall not exceed the Second Lien Sub-Limit at any time. The outstanding balance of the aggregate purchase prices paid to the Company by the Warehouse Purchasers for Bulk Purchase Mortgages which have not yet been sold to an Investor shall not exceed the Bulk Purchase Sub-Limit at any time. RMST reserves the right to reduce the Purchase Limit, the Second Lien Sub-Limit or Bulk Purchase Sub-Limit by giving sixty (60) days' written notice to the Company specifying the new limit at any time and for any reason.

         Section 7. Prior Approval of Investors. Each Investor shall have been approved by RMST and the Agent prior to the Offer of a Mortgage as to which the Commitment applies. To be considered for approval by RMST, the Investor must, at a minimum, meet the criteria set forth on Appendix 9. RMST may change the minimum criteria for approval of an investor by notice given to the Company. The approval of an Investor by RMST or the Agent shall not cause RMST or the Agent to be a guarantor of the Investor's performance. Any dealings by the Company with an Investor (whether or not approved by RMST or the Agent) shall be at the sole risk of the Company.

         Section 8. Commitment. Each Eligible Mortgage acquired from the Company under the Warehouse Facility except Bulk Purchase Mortgages shall have a Commitment. The Company shall provide RMST a copy of the Commitment at the same time the Company delivers to RMST the Document File. If RMST is dissatisfied, in its sole discretion, with either the form or terms of any Commitment, it shall have no obligation to cause the Warehouse Purchasers to acquire any Mortgage covered by that Commitment.

         Section 9. Offer. If the Company wishes to sell a Mortgage through RMST to the Warehouse Purchasers under this Agreement, the Company shall submit a written Offer to Sell Mortgages in the form attached as Appendix 1 to this Agreement (the "Offer") with all enclosures required by Appendix 4 to this Agreement (the "Enclosures"), and with all blocks and blanks in the Offer and the Enclosures properly completed (the Offer and Enclosures together are called the "Document File"). Appendix 1 and Appendix 4 are subject to modification by RMST by notice given to the Company. If the Mortgage is requested to be a Bulk Purchase Mortgage, the Offer shall state the date by which an Investor will purchase the Mortgage (the "Bulk Purchase Mortgage Takeout Date"). The purchase price for an Eligible Mortgage shall be the least of (i) the price the Investor has promised to pay for the Mortgage pursuant to the Commitment (this factor is inapplicable to a Bulk Purchase Mortgage); (ii) the face principal amount of the promissory note evidencing the Mortgage; or (iii) the unpaid principal balance of the promissory note. Upon acceptance of the Offer, any Commitment referred to in the Offer shall be deemed assigned and transferred to RMST and its assigns without any further act by the Company.

         Section 10. Acceptance or Rejection. If RMST elects to accept an Offer, then if the Mortgage is an Eligible Mortgage and the Company is in compliance with all the terms of this Agreement, RMST will cause the Warehouse Purchasers to pay the purchase price for the Eligible Mortgages stated in the Offer and, upon that acceptance, to cause the Warehouse Purchasers to become the owner of the Eligible Mortgages. RMST has no obligation to accept any Offer.

         Section 11. Endorsement and Closing Instructions. The Company shall endorse in blank the promissory note to evidence each Eligible Mortgage which is the

MORTGAGES PURCHASE AGREEMENT                                              PAGE 5
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subject of an accepted Offer when, or before, the note is executed by its maker.
The Company hereby declares its intent that each such endorsement be effective as to each such note from such note's inception, regardless of when the endorsement is actually made. The Company shall give the Closer of each Eligible Mortgage the written instructions for the closing of the transaction set forth on Appendix 5, and will not give any rescinding, inconsistent or conflicting instructions. Appendix 5 is subject to modification by RMST by notice given to the Company. The Company or the Closer shall deliver to RMST the Eligible Mortgage and all of its related documentation (including for each Eligible Mortgage the documents listed on Appendix 4) to be physically held by the Agent until the Mortgages are either (i) shipped by the Agent to an Investor or its document custodian for purchase or (ii) the Company repurchases the Mortgage in accordance with its obligations stated in Section 20, Section 22 or Section 24.

         Section 12. Payment by Warehouse Purchasers. The purchase price for Eligible Mortgages shall be paid at the request of RMST by the Agent (i) to the Company, in the case of Eligible Mortgages purchased after the Company has closed them; or (ii) in all other instances, by providing money for the original funding of the Mortgages directly to the title company or other person or entity handling the closing (the "Closer"), net of origination, discount points, and any other fees and other prepaid items the Company may stipulate. The payment will be made at the time and in the manner specified in the RMST Procedures.

         Section 13. Advances by RMST. In its sole discretion, RMST may advance funds to the Company, in the case of Eligible Mortgages purchased after the Company has closed them, or to the Closer, in all other instances, to pay amounts relating to the origination of a Mortgage. These funds so advanced. (an "RMST Advance") are a loan from RMST to the Company, are secured by the security interest created by Section 39, bear interest at the Default Rate and are due on demand unless earlier repaid in connection with the sale of the Mortgage to which the RMST Advance relates.

                                SALE TO INVESTORS

         Section 14. Sale to Investors. The Company will take all steps necessary to cause:

                  (a) all Eligible Mortgages and their related mortgage files to be correctly closed, funded, documented and completed;

                  (b) the sale as whole loans of all Eligible Mortgages to be timely completed in accordance with any related Commitment;

                  (c) the entire sale price due from Eligible Mortgages sold to be transferred by Fed funds wire directly to the account of the Agent at Chase Bank of Texas, National Association or at a bank designated by RMST.

         Section 15. Instruction to Investors. Promptly after any Eligible Mortgages which is subject to a commitment is purchased by the Warehouse Purchasers, the Company shall: (i) direct the Investor which issued the Commitment to pay the entire amount of the purchase consideration for those Eligible Mortgages directly to the Agent and to confirm receipt of that direction directly with the Agent, with a copy to RMST; (ii) not issue any conflicting instructions to the Investors; and (iii) not cause or permit any cash proceeds of any of those Mortgages to be issued to, registered in the name of, or paid to, anyone other than the Agent.

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          Section 16. Shipment to Investors. Mortgages shipped to Investors for purchase shall be shipped under letters substantially in the form of letter attached as Appendix 10, in the case of Mortgages sold by the Agent, or Appendix 11, in the case of Mortgages sold by RMST. The letters may be revised by RMST by notice given to the Company.

                   PAYMENT TO RMST AND DISTRIBUTION TO COMPANY

          Section 17. Minimum Net Share. The Agent will retain, for the benefit of the Warehouse Purchasers and RMST-or, in the case of Mortgages sold by RMST, RMST will retain for its benefit-from the sale proceeds (the "Sale Proceeds") received for and allocable to each Mortgage sold to an Investor hereunder an amount (the "Minimum Net Share") equal to the sum of:

                  (i) the purchase price paid by the Warehouse Purchasers for the Eligible Mortgage reduced by any amounts paid to the Warehouse Purchasers by the obligor of the Mortgage as principal or interest on the Mortgage and also reduced by any Value Replacement Payments made with respect to the Mortgage (the "Mortgage Purchase Cost");

plus (ii) a return on the daily balance of the Mortgage Purchase Cost which accrues daily during the period (the "Period Held") consisting of the actual number of days from (and including) the date on which the Warehouse Purchasers funded the acquisition of the Mortgage to (but excluding) the date on which the Agent (or RMST) receives the Sale Proceeds for the Mortgage, at a per annum rate equal to the Agency Rateif the Mortgage is an Agency Mortgage or equal to the Non-Agency Rate if the Mortgage is not an Agency Mortgage. After the Mortgage Default Date the per annum rate as to any Affected Mortgage shall be the greater of (y) the Default Rate or (z) the annual interest rate stated on the promissory note related to the Affected Mortgage. After the occurrence of a Default, the per annum rate as to all Mortgages shall be the Default Rate. The calculations based on the per annum rates shall be made on a daily basis during the Period Held and on the basis of a 360-day year;

plus (iii) any RMST Advance with respect to that Mortgage together with interest on the RMST Advance at the Default Rate from the date on which the RMST Advance was made to (but excluding) the date on which the Agent (or RMST) receives the Sales Proceeds for the Mortgage;

plus              (iv) the Loan Set Up Fee for the Mortgage.

          Section 18. Interest Collected and Remitted. Interest on an Eligible Mortgage collected by the Company and remitted to the Agent shall be treated as part of the proceeds received for the sale of the Mortgage to the Investor for purposes of determining the Minimum Net Share.

          Section 19. Balance of Sales Proceeds. Provided that the Company is not then in default of any of its obligations under this Agreement, RMST shall deposit the balance of the Sales Proceeds remaining after deducting the Minimum Net Share in a demand deposit account maintained at Chase Bank of Texas, National Association (in its capacity as a depository institution, the "Bank") in the name of RMST for the benefit of the Company (the "Proceeds Account"), but as to which the Company shall have no rights of withdrawal. As long as the Company is not then in default of any of

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its obligations under this Agreement, RMST shall transfer the collected funds in the Proceeds Account to a demand deposit account (the "Settlement Account") maintained at the Bank in the name of the Company and under the exclusive control of the Company. If, there is a Default, then any amounts then remaining in the Proceeds Account shall be cash collateral securing any rights RMST shall have pursuant to this Agreement and the Company shall not withdraw any funds from the Settlement Account without the prior consent of RMST.

                              FAILURE OF COMMITMENT

         Section 20. Loss of Commitment. If for any reason, except the willful or grossly negligent act or omission of RMST, the Agent or the Warehouse Purchasers, any Commitment in respect of any Eligible Mortgage is canceled, paired off or revoked by any means, or if the Investor shall at any time have a defense to performance of its obligations under the Commitment either on account of offsetting obligations against the Company or for any other reason, or the Commitment is terminated for any reason (other than expiration by the passage of time) (collectively, these Mortgages are referred to as the "Lost Commitment Mortgages"), then, on or before the date (the "Mortgage Default Date" for that Mortgage) that is ten (10) days after the date on which the Commitment was terminated or cancelled or otherwise lost, the Company shall either (i) obtain and furnish to RMST for the Warehouse Purchasers a replacement Commitment acceptable (and issued by an Investor acceptable) to RMST and the Agent and having characteristics all of which can be satisfied by the Eligible Mortgage and providing for the purchase of the Mortgage for no less than the Minimum Net Share for that Mortgage (a "Qualified Substitute Takeout"), or (ii) repurchase the Lost Commitment Mortgage from the Warehouse Purchasers (or RMST if RMST has purchased the Mortgage) for the Applicable Repurchase Amount.

         Section 21. Assistance by RMST. RMST will exert reasonable efforts to assist the Company to obtain a Qualified Substitute Takeout, but RMST shall do so only as an accommodation to the Company. RMST shall have no additional obligation to the Company as a result of its efforts and no liability to the Company for the results (or failure) of its efforts.

         Section 22. Failure to Sell. If for any reason, except the willful or grossly negligent act or omission of RMST, the Agent or the Warehouse Purchasers, the Company has not caused any Eligible Mortgage to be sold to an Investor on or before the date (the "Failure Date") that is the earlier of:

                  (a) sixty (60) days after the Warehouse Purchasers purchased the Eligible Mortgage or

                  (b) (i) in the case of Bulk Purchase Mortgages, the Bulk Mortgage Takeout Date or, (ii) as to all other Eligible Mortgages, the date the Commitment which relates to that Eligible Mortgage expires, then, on or before the date (the "Mortgage Default Date" for that Mortgage) that is three (3) Banking Business Days after the Failure Date, the Company shall repurchase the Eligible Mortgages from the Warehouse Purchasers (or RMST if RMST has purchased the Mortgage) for the Applicable Repurchase Amount.

         Section 23. Effect of Company's Failure. If by the Mortgage Default Date the Company has not repurchased the Lost Commitment Mortgage or obtained a Qualified Substitute Takeout in the case of a failure under Section 20, or repurchased the

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Mortgage in the case of a failure under Section 22, then the Company shall be in default of its obligations under this Agreement with regard to that Mortgage (which shall be "Affected Mortgage" after that failure) and shall have committed a breach of this Agreement.

                               DEFECTIVE MORTGAGES

         Section 24. Defective Mortgages. If RMST determines that any Eligible Mortgage is a Defective Mortgage the Company shall wholly cure (to the satisfaction of RMST and the Agent) such defects in the Mortgage upon notice from RMST. If the Company fails to wholly cure such defects by the day which is three (3) Banking Business Days after the notice to cure from RMST (the "Mortgage Default Date" for that Mortgage), then, by notice given to the Company, RMST may require that by the close of the next Banking Business Day following receipt of RMST's notice, the Company shall either (i) repurchase the Defective Mortgage from the Warehouse Purchasers (or RMST if RMST has purchased the Mortgage) for the Applicable Repurchase Amount, or (u) substitute a new Eligible Mortgage (the "Substitute Mortgage"), which is in all respects acceptable to RMST and the Agent in their reasonable discretion.

         Section 25. Payment of Shortfall Amount. If the aggregate principal balances of all Substitute Mortgages are less than the aggregate principal balances of all Defective Mortgages being replaced, then the Company shall remit with such Substitute Mortgages an amount equal to the difference (the "Shortfall Amount") between the aggregate principal balance of the Substitute Mortgages and the Defective Mortgages, plus any fees that would have been earned under this Agreement on the aggregate principal balance difference calculated as if, on the date of such remittance, the Company were repurchasing a Mortgage in principal amount equal to the Shortfall Amount and covered by the same Commitment as the Defective Mortgages which were only partially replaced, with the Period Held applicable to such hypothetical Mortgage being repurchased ending on the date of such remittance. Absent manifest error, or if the Company does not object in writing to RMST's calculation of a Shortfall Amount and fees on or before thirty
(30) days after RMST gives the Company written notice of RMST's calculated value of that Shortfall Amount and fees, RMST's calculation of the Shortfall Amount and fees shall be conclusive and binding.

         Section 26. Effect of Company's Failure. If by the close of the next Banking Business Day after notice under Section 24 the Company has not delivered a Substitute Mortgage or repurchased the Defective Mortgage, then the Company shall be in default of its obligations under this Agreement with regard to that Mortgage (which shall be "Affected Mortgage" after that failure) and shall have committed a breach of this Agreement.

                           REMEDIES-AFFECTED MORTGAGES

         Section 27. Effect of Breach. Upon the occurrence of a breach under
Section 23 or Section 26, RMST, in addition to its rights otherwise provided for under this Agreement, may elect then, or at any time thereafter, to: (i) terminate the Company's rights and obligations to service the Affected Mortgage;
(ii) obtain a new Commitment from a third party to purchase the Affected Mortgage; (iii) cause the Warehouse Purchasers to sell-or, if RMST has purchased the Affected Mortgage, sell-the Affected Mortgage to a third party; (iv) terminate this Agreement by giving notice to the

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Company in which event the provisions of Section 45 shall apply; or (v) do any combination of those things.

         Section 28. Effect on Value Replacement Obligations. The Company's breach of this Agreement under Section 23 or Section 26 shall not terminate or abate the Company's value replacement obligations to RMST with regard to the Affected Mortgage, as provided for in Section 32 of this Agreement, and the value replacement obligations to RMST with regard to the Affected Mortgage shall only terminate upon (i) the sale of the Affected Mortgage to a third party, or
(ii) the repurchase by the Company of the Affected Mortgage from the Warehouse Purchasers (or RMST if RMST has purchased the Mortgage) for the Applicable Repurchase Amount.

         Section 29. Sale to Third Party. If RMST causes the Warehouse Purchasers to sell any Affected Mortgage to a third party as permitted under
Section 27, then, in the absence of manifest error, the purchase price obtained by the Warehouse Purchasers shall be conclusively presumed to be the fair market value of that Affected Mortgage (which may or may not be the same as the quoted market value for comparable mortgages as quoted on the quotation system which is used for calculating the value replacement obligations to RMST as provided for in Section 32).

         Section 30. Make Whole Payment. Upon the sale of any Affected Mortgage to a third party, the Company shall promptly pay to the Agent an amount (the "Make Whole Payment") equal to the Minimum Net Share as of the sale date, less the net proceeds realized by the Warehouse Purchasers upon the sale of the Affected Mortgage. RMST may offset any value replacement previously paid by the Company with respect to the to the Affected Mortgage against the Company's obligation to pay the Make Whole Payment, and if there is any excess of value replacement related to the Affected Mortgage after applying the value replacement to the Make Whole Payment, RMST will refund such excess to the Company, provided that the Company is not then in default in performance of any of its obligations under this Agreement in any other respect. However, application of the value replacement related to the Affected Mortgage to the Make Whole Payment shall in no way limit or waive any rights RMST may possess under or diminish any obligations of the Company with respect to, any provision of the Agreement for any Mortgage, including the Affected Mortgage.

                                VALUE PROTECTION

         Section 31. Reliance by RMST. The Company acknowledges that when arranging for the purchase of Mortgages, RMST will rely on the Company's representations that: (i) the Commitment obtained by the Company in respect of each Offer (other than an Offer relating to a Bulk Purchase Mortgage) will be the source for RMST and the Warehouse Purchasers to recover the Minimum Net Share in respect of the Mortgage and the Mortgage will be purchased by the Investor no later than the date prescribed in the Commitment; and (ii) each Bulk Purchase Mortgage will be acquired by Investors by its Bulk Purchase Mortgage Takeout Date for an amount at least sufficient to permit RMST and the Warehouse Purchasers to recover the Minimum Net Share with respect to the Mortgage.

         Section 32. Value Replacement Payment. If the Warehouse Purchasers or RMST hold any Bulk Purchase Mortgages or if there are any Lost Commitment Mortgages which have not been sold to Investors or repurchased by the Company, then RMST may require the Company to make payments to the Warehouse Purchasers-or to RMST if RMST holds the Bulk Purchase Mortgages or Lost

MORTGAGES PURCHASE AGREEMENT                                             PAGE 10

Commitment Mortgages-to reduce the purchase price for the Lost Commitment Mortgages and the Bulk Purchase Mortgages ("Value Replacement Payments"). The amount of the Value Replacement Payment on any day for a Bulk Purchase Mortgage or Lost Commitment Mortgage is the amount, if greater than zero, sufficient to cause (i) the Minimum Net Share for that day for that Mortgage based on the purchase price paid by the Warehouse Purchasers for that Mortgage (reduced by this and any prior Value Replacement Payment), to be no greater than (ii) the value on that day of mortgage-backed securities based on and backed by mortgage loans comparable to the Mortgage. In determining the Value Replacement Payment, RMST may use such reasonable averaging, allocation and attribution methods as it shall elect, and absent manifest error, the market value quoted for any such security as quoted on the quotation system to which RMST subscribes (or any comparable system to which RMST may hereafter subscribe and RMST may elect to use for the purposes of determining the market value of mortgage-backed securities) shall be conclusive evidence of the market value of such security. The Company shall pay the Value Replacement Payment to RMST no later than the next Banking Business Day after RMST makes demand by notice to the Company.

         Section 33. Bulk Mortgage Takeout Protection. The Bank shall maintain the Bulk Mortgage Protection Amount on deposit in an account (the "Bulk Mortgage Takeout Protection Account") in a bank designed by RMST. The Bulk Mortgage Takeout Protection Account shall be an account in the name of RMST for the benefit of the Company but as to which the Company shall have no rights of withdrawal. If there is a Default, any amounts remaining in the Bulk Mortgage Takeout Protection Account shall be cash collateral securing any rights RMST shall have pursuant to this Agreement.

                                    SERVICING

         Section 34. Servicing After Purchase. After the Eligible Mortgages are purchased, the Company agrees to service and administer the Eligible Mortgages for the benefit of the Warehouse Purchasers in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the servicing provisions of the applicable GNMA, FNMA or FHLMC mortgage-backed securities seller/servicer guide ("Guide") for the account, however, of the Warehouse Purchasers instead of GNMA, FNMA or FHLMC, provided that the Company shall at all times comply with applicable law, FHA regulations and VA regulations and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guaranty applicable to any Mortgage is not voided or reduced.

         Section 35. Remittances. As long as the Warehouse Purchasers own a Mortgage, the Company agrees to remit to the Agent by the fifth (5th) day following the day the Company receives any principal and interest payments and principal prepayments all such sums received for deposit to an account for the benefit of the Warehouse Purchasers.

         Section 36. Escrow Accounts. All escrow amounts relating to all Eligible Mortgages shall be maintained on deposit in an individual custodial account at a bank designated by RMST until the Eligible Mortgage is sold to an Investor.

         Section 37. No Charge for Services. The Company's services under
Section 34 shall be provided without charge.

MORTGAGES PURCHASE AGREEMENT                                             PAGE 11

          Section 38. Termination of Servicing. If RMST terminates the Company's rights and obligations to service a Mortgage, the Company shall promptly deliver all files and papers related to that Mortgage to RMST. Any ancillary income received by RMST related to the servicing of the Mortgage shall not be applied to or reduce the Minimum Net Share for the Mortgage.

                                    SECURITY

          Section 39. Security Agreement. To secure performance of all of the Company's obligations under this Agreement and under each Offer, the Company hereby grants to RMST, for itself, the Agent and the Warehouse Purchasers, a security interest in all of the Company's present and future right, title and interest in and to: (i) the Company's share of Sale Proceeds, if any; (ii) each unexpired Commitment; (iii) the Settlement Account; (iv) the Proceeds Account; and (v) the Bulk Mortgage Takeout Protection Account. All such security interests granted hereby shall be first and prior and shall continue in full force and effect, notwithstanding any termination of this Agreement, until all of the Company's obligations to RMST, the Agent and the Warehouse Purchasers under this Agreement and every accepted Offer have been fully performed and satisfied. RMST shall have all of the rights of a secured party under the laws of the state where such collateral is located, and shall have the express right to transfer any collateral into its own name, either before or after default.

          Section 40. Right of Offset. RMST shall also have a right of offset against the Proceeds Account for, and to secure, any and all sums due RMST, the Agent or the Warehouse Purchasers under this Agreement.

          Section 41. Subrogation to Rights Under Commitment. The Company recognizes that by virtue of the Warehouse Purchasers' ownership of the Mortgages and RMST's rights under this Agreement, RMST, the Agent and the Warehouse Purchasers have a valuable property right in the Commitment, and to secure that right the Company shall permit RMST to subrogate to all rights the Company may have in the Commitment if the Company fails to perform any of its obligations under this Agreement.

          Section 42. Construction as Financing. Without limiting any of the foregoing provisions, if for any reason any court of competent jurisdiction shall construe the purchase by the Warehouse Purchasers of any Eligible Mortgages to be a loan or extension of credit rather than the absolute and unconditional sale to the Warehouse Purchasers which the Company and RMST expressly hereby declare that they intend it to be, then the provisions of this Agreement shall be construed and given effect so as to create and perfect in RMST, for itself, the Agent and the Warehouse Purchasers, a first, prior and continuous security interest in all of the Company's interests in each of the affected Eligible Mortgages and all proceeds from (1) the earlier of (a) the date the Warehouse Purchasers give value for the Eligible Mortgage or (b) the date the Company acquires (or reacquires) an interest in the Eligible Mortgage until (2) the earlier of (x) the sale of the Eligible Mortgage to an Investor pursuant to the terms of this Agreement or (y) complete fulfillment of all of the Company's obligations to RMST under this Agreement. The term "proceeds" shall be construed to include each Commitment related to the Mortgage. In the event of such a construction, the amount of all fees and realizations owed to, earned by or payable to RMST or the Warehouse Purchasers for the transaction or transactions so construed shall be absolutely limited to the maximum non-usurious amount of interest allowed by whichever of applicable

MORTGAGES PURCHASE AGREEMENT                                             PAGE 12

Texas (or other applicable state law) or federal laws permit the higher amount of interest to be contracted for, reserved, charged or received (as applicable to the circumstance), it being the intention of the parties to comply with, and not to evade, all usury and other applicable laws.

                                    INDEMNITY

         Section 43. Indemnification of RMST and Others. The Company agrees to and does hereby indemnify and hold harmless RMST, the Agent and the Warehouse Purchasers against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, cost, expenses and disbursements of any kind or nature whatsoever, which may be imposed on, incurred by, or assessed against RMST, the Agent or the Warehouse Purchasers in any way related to, or arising out of any of the loan papers or any of the transactions contemplated therein, to the extent that any of the same results directly or indirectly from any claims made or actions, suits or proceedings commenced by or on behalf of any person other than RMST, the Agent or the Warehouse Purchasers, provided that RMST, the Agent and the Warehouse Purchasers shall not have the right to be indemnified hereunder for their own fraud or negligence. The indemnities contained in this section shall survive the termination of this Agreement.

                                     DEFAULT

         Section 44. Default. The following shall be a Default under this
Agreement:

                  (a) as to any FNMA, FHLMC, GNMA or HUD programs for which the Company has, at any time, represented to RMST that the Company was eligible to participate, the Company loses its eligibility to participate in that program;

                  (b) the Company's participation in a take out program is suspended by the Investor offering that program for a reason other than termination of the program as a whole by the Investor;

                  (c) any one of the Key Principals ceases to be actively involved in the management of the Company for any reason (including death, disability or retirement) or the ceases to own an equity interest in the Company;

                  (d) any equity interest in the Company is issued to any person who is not a Key Principal;

                  (e) there is, in the reasonable judgement of RMST, a material adverse change in the Company's financial condition, the prospects for the Company's timely and complete performance of its obligations under this Agreement or the prospects for the Company's continuing in business as a going concern;

                  (f) the Agent determines that the Company is no longer eligible to participate in the Warehouse Facility;

                  (g) the fair value of the Company's assets do not exceed its liabilities, or the Company does not have sufficient cash flow to enable it to pay its debts as they mature or the Company has an unreasonably small capital to conduct its business;

                  (h) the Company voluntarily seeks, consents to, or acquiesces in the benefit of any liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in

MORTGAGES PURCHASE AGREEMENT                                             PAGE 13
         effect and affecting creditors' rights generally (collectively "Debtor Laws") or becomes a party to, or is made the subject of, any proceeding provided for by any Debtor Law (other than as a creditor or claimant) that could stay the enforcement of RMST's rights or the rights of the Warehouse Purchasers;

                  (i) the Company is not, in the reasonable judgement of RMST, able to comply with any of the material terms of this Agreement for any reason;

                  (j) the Company is not, in the reasonable judgement of RMST, able to comply with the underwriting, closing, delivery and funding requirements of any of its institutional end-loan investors; or

                  (k) the Company commits a breach of this Agreement which is not cured within five (5) Banking Business Days of the giving of the notice of default by RMST provided there shall be no cure period for a breach under Section 23 or Section 26.

          Section 45. Remedies. Upon the occurrence of a Default, in addition to its rights under Section 27, RMST may by notice given to the Company(i) terminate the Company's rights and obligations to service any or all Eligible Mortgages purchased by the Warehouse Purchasers; (ii) terminate any obligations RMST has to cause future purchases to be funded under this Agreement; (iii) cause the Warehouse Purchasers to sell-or, if RMST has purchased some or all of the Eligible Mortgages, sell-any or all of the Eligible Mortgages to one or more third parties; (iv) terminate this Agreement by giving notice to the Company; or
(v) do any combination of those things.

          Section 46. Effect of Termination. Upon termination, this Agreement will survive and otherwise remain in full force and effect with respect to all of Company's obligations and responsibilities for Mortgages purchased hereunder except that all monetary obligations of the Company to RMST, the Agent or the Investors shall bear interest at the Default Rate and the determination of Minimum Net Share shall be determined using the Default Rate for all periods after the occurrence of the Default. The Company will, after such termination, reasonably cooperate with RMST, the Agent, the Warehouse Purchasers and the Investors in completing all transactions, documents, reports, payments and acts contemplated or provided hereunder.

          Section 47. Costs of Collection and Enforcement. The Company shall pay
(i) all fees, charges, or taxes for the recording or filing of any document to create or perfect the security interest created by Section 39; (ii) all amounts reasonably expended, advanced or incurred by RMST, the Agent or the Warehouse Purchasers to satisfy any obligation of the Company under this Agreement, to collect the any obligations arising under this Agreement or to enforce the rights of RMST, the Agent or the Warehouse Purchasers under this Agreement, including all court costs, attorneys' fees (whether for trial, appeal, other proceedings or otherwise), fees of auditors and accountants and investigation expenses reasonably incurred by RMST, the Agent or the Warehouse Purchasers in connection with any such matters; and (iii) interest at an annual interest rate equal to the Default Rate on each item specified in clauses (i) and (ii) above from ten (10) days after the date of written demand or request for reimbursement to the date of reimbursement.

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

         Section 48. Representations and Warranties. The Company represents and warrants (and such representations and warranties shall be deemed remade at the

MORTGAGES PURCHASE AGREEMENT                                             PAGE 14
time any Mortgage is sold to the Warehouse Purchasers pursuant to this Agreement) as set forth below.

                  (a) Blank Assignments' Validity. The written assignment of each Mortgage in blank from the Company is valid and effective and RMST or the Agent and each of its successors, substitutes and assigns are each duly authorized to complete the blanks in each such assignment and to take such other steps as are necessary or appropriate, in the judgment of the person acting, to transfer the Mortgage and any related Commitment, as contemplated by the Specific Power of Attorney form attached as Appendix 3 (and the Company hereby agrees to execute one or more originals of such Specific Power of Attorney and any supplement to it which RMST may from time to time request from the Company.)

                  (b) Documents Genuine, Statements True. All documents submitted in connection with each Offer are genuine, the statements contained in the Offer submitted to RMST and all other statements and representations as to any such Mortgages are accurate, true and correct in all material respects and meet each of the requirements and specifications of this Agreement.

                  (c) Delivery Risk and Responsibility. All deliveries of all Mortgage documents shall be at the Company's risk and (except only for deliveries of Mortgages required to be made by the Agent as custodian under the relevant GNMA, FNMA or FHLMC Guide) the Company's responsibility, and the Company agrees to indemnify RMST, the Agent and the Warehouse Purchasers and hold each of them harmless from all bona fide and reasonable claims, loss, cost, damage or expense (including reasonable attorneys' fees) arising out of or incurred in connection therewith, including any resulting in whole or in part from RMST's, the Agent's or the Warehouse Purchaser's own acts except only to the extent that any such loss, cost or expense results solely from their negligent acts or omissions or breach of this Agreement.

                  (d) Each Mortgage Valid. Each Mortgage sold to the Warehouse Purchasers has been duly executed by the mortgagor(s), acknowledged and recorded (or duly sent by the Closer to be recorded) and is valid and binding upon such mortgagor(s) and enforceable in accordance with its terms.

                  (e) Mortgage Guaranty and Insurance. Each Mortgage that the Company represents to be insurable by FHA or by a private mortgage insurer, or sufficient to be guaranteed by the VA, is or will be so insured or guaranteed as represented.

                  (f) Mortgages' Characteristics. The full principal amount of each Mortgage has been (or when funded by the Warehouse Purchasers if so requested, will be) advanced to the mortgagor under the Mortgage, either by payment directly to the mortgagor or by payment made on the mortgagor's request or approval; the unpaid principal balance is as stated in the Offer; all costs, fees and expenses incurred in making, closing and recording the Mortgage have been paid (or will be paid at the closing); no part of the property covered by the Mortgage has been or will be released from its lien; the terms of the Mortgage have in no way been changed or modified and the Mortgage is current and not in default.

MORTGAGES PURCHASE AGREEMENT                                             PAGE 15

                  (g) Mortgages Comply with Law. As to each individual Mortgage offered to or purchased by the Warehouse Purchasers, and all escrow balances related to the Mortgages, all applicable federal, state and local laws, rules and regulations have been complied with, including the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act, the Truth-in-Lending Act of 1968, the Depository Institutions Deregulatory and Monetary Control Act of 1980, all as amended, and regulations issued pursuant to them; and all usury laws and limitations, all conditions within the control of the Company as to the validity of the insurance or guaranty required by the National Housing Act of 1934, as amended, and the rules and regulations thereunder, and the Servicemen's Readjustment Act of 1944, as amended, and the rules and regulations thereunder, and all requirements of the mortgage insurance companies or other insurers, have been properly satisfied, and such insurance or guaranty is valid or enforceable. All escrow balances have been calculated in accordance with the contractual provisions of the Mortgage, or, if more restrictive, in accordance with any applicable GNMA, FNMA or FHLMC Guides.

                  (h) Title Insurance. There is in force a paid-up title insurance policy on each Mortgage issued by an accredited title insurer in an amount at least equal to the outstanding principal balance of such Mortgage. The title insurance policy has been, or shall be, issued by a title insurance underwriter duly authorized to issue title insurance in the state where the real property covered by the Mortgage is located.

                  (i) Hazard Insurance. Hazard insurance policies meeting the requirements of each the Mortgage and of the relevant GNMA, FNMA or FHLMC Guide and the Investor's requirements are in force.

                  (j) Servicing Not Otherwise Pledged. If applicable, the Company has not directly or indirectly pledged any servicing rights with respect to any Mortgages offered to or purchased by the Warehouse Purchasers under this Agreement to any person or entity other than the Warehouse Purchasers pursuant to this Agreement, nor will the Company do so without RMST's prior written approval.

                  (k) Commitments. The Company warrants that each Commitment is, and will remain forever, free of any security interest, lien, claim, or encumbrance of any kind and may be assigned by the Company to RMST and its assigns.

                  (1) Appraisals Satisfy Applicable Requirements. A written appraisal of the real property securing each Mortgage has been prepared by a duly-licensed appraiser and satisfies all requirements for any applicable VA guaranty, FHA insurance or private mortgage insurance and all requirements imposed by the Investor which issued the Commitment covering such Mortgage, as well as the requirements of 12 C.F.R., Part 323, as amended or replaced (if the Mortgage is two hundred fifty thousand dollars ($250,000) or more).

                  (m) Quality Control Reports. The Company agrees at its own cost to provide periodic reports to RMST as requested by RMST from time to time, of the Company's Mortgage loan origination, acquisition and servicing operations performed by the quality-control reviewer, which is satisfactory to the applicable governing agency and RMST.

MORTGAGES PURCHASE AGREEMENT                                             PAGE 16

                  (n) Eligibility. The Company will be approved, qualified and in good standing as:

                           (i) an FHA-approved mortgage, eligible to originate,
                  purchase, hold, sell and service FHA loans;

                           (ii) a VA-approved (not VA automatic) mortgagee,
                  eligible to originate, purchase, hold, sell and service VA loans;

         prior to making an Offer for a FHA or VA loan, as the case may be, and at the time of making that Offer meets all requirements applicable to its status as such. The Company agrees not to take or omit to take any act which would result in its losing its status as an eligible mortgagee, seller and issuer as described above.

                  (o) Organization; Good Standing. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the requisite legal power and authority to own its property and to carry on its business as currently conducted and (iii) is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on its financial condition.

                  (p) Licensed. The Company is licensed and qualified to transact the mortgage origination business in, and is in good standing under, the laws of each state in which real estate which secures a Mortgage is located or is otherwise exempt under applicable law from such licensing and qualification. There has been no unsatisfied demand made upon the Company by any state in which real estate which secures a Mortgage is located that the Company be licensed or qualified to transact the mortgage origination business under the laws of that state. The Company is in compliance with the laws of all states necessary to insure the enforceability of each Mortgage.

                  (q) Authorization; No Conflict. The Company has the power and authority to execute, deliver and comply with the terms of this Agreement. The Company's execution, delivery and performance of this
         Agreement: (i) have been duly and validly authorized by all necessary corporate action on the Company's part (none of which action has been modified or rescinded and all of which is in full force and effect);
         (ii) do not and will not: (1) conflict with or violate any laws or court orders of which the Company is, or in the normal course of its business should be, aware of, or the Company's articles of incorporation or bylaws; (2) either conflict with, result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien or security interest (other than the security interest created by this Agreement) upon any of the Company's property under any agreement, indenture or other papers to which the Company is party or by which the Company or its property may be bound or affected; and (iii) do not and will not result in, or permit the holder of any such agreement, indenture or other papers to cause, the acceleration of any of the Company's: (1) debt; (2) obligations in respect of letters of credit, acceptances or similar obligations issued or created for the Company's account; (3) direct or indirect guaranties of debt of others;
         (4) liabilities secured by any lien or security interest existing on property owned by the Company, including

MORTGAGES PURCHASE AGREEMENT                                             PAGE 17
         secured liabilities which have not been assumed by the Company or with respect to which the Company is not personally liable; or (5) liabilities in respect of unfunded and vested benefits under ERISA plans.

                  (r) Enforceability. This Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and (ii) the application of equitable principles.

                  (s) Approvals. The Company's execution and delivery of this Agreement and the Company's performance of its obligations do not require any license, consent, approval or other action of any court or other governmental authority other than those that the Company is, or in the normal course of its business should be, aware of, other than those which have been obtained and remain in full force and effect.

                  (t) Financial Statements. The Company's annual financial statements for the most recent two fiscal years ending more than ninety
         (90) days prior to the date of this Agreement have been furnished to RMST. The annual financial statements are audited.

                  (u) Presentation. The financial statements furnished as described in (t) above and any financial statements provided to RMST pursuant to Section 49 fairly present the Company's financial condition and the results of the Company's operations as of and for the fiscal period ended on the respective dates of such financial statements. On the dates of such financial statements, the Company was, and on the date of any sale of any Mortgage hereunder is, solvent (i.e., able to pay its debts as they mature and having assets with value greater than its liabilities). Such financial statements were prepared in accordance with generally-accepted accounting principles. Since the date of such financial statements, nothing has occurred which has had a material adverse effect on the Company's operations or financial condition nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in such a material adverse effect, and the Company is solvent as of the date of this Agreement and will maintain its solvency on a continuing basis. Notwithstanding any of the aforementioned the Company further agrees to maintain its tangible net worth at a minimum of Two Million Six Hundred Thousand Dollars ($2,600,000).

                  (v) Litigation. There are no actions, claims, suits or proceedings pending, or to the Company's knowledge, threatened or reasonably anticipated, against or affecting the Company by any person, entity or governmental authority, other than those disclosed in (i) its most recent audited annual financial statements or (ii) as listed on Appendix 6 which, if adversely determined, may reasonably be expected to result in a material adverse effect on the Company's operations or financial condition.

                  (w) Payment of Taxes. The Company has filed or caused to be filed all of the Company's. federal, state and other tax returns required to be filed, all such returns are true and correct and the Company has paid (or caused to be paid) all material taxes that are due and payable as shown on such returns, including all applicable FICA payments and withholding taxes, except taxes

MORTGAGES PURCHASE AGREEMENT                                             PAGE 18
         being contested in good faith. The amounts reserved as a liability for taxes payable in the financial statements described above are sufficient for payment of all of the Company's unpaid taxes, whether or not disputed, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior to them and for which the Company may be liable in its own right or as transferee of the assets of, or as successor to, any other person or entity.

                  (x) VA and FHA Loans. The Company has complied, and will continue to comply, with all applicable laws in respect of the FHA insurance or VA guaranty of each Mortgage offered or sold to the Warehouse Purchasers and designated by the Company as an FHA loan or a VA loan, respectively, and such insurance or guaranty is and will continue to be in full force and effect. All such FHA loans or VA loans comply and will continue to comply in all respects with all applicable requirements for purchase under the industry standard forms of selling contracts for FHA loans or VA loans, respectively, and any supplement to them then in effect. All Mortgages offered to the Warehouse Purchasers under this Agreement and represented to be (i) VA loans are currently guaranteed by VA or (ii) FHA loans are currently insured by FHA. With respect to Mortgages not yet endorsed by FHA for insurance and Mortgages for which the Company has not yet obtained evidence of guaranty from VA or insurance from FHA, the Company shall proceed diligently and promptly to comply with the documentation requirements and all other applicable requirements in order to procure the FHA endorsement for insurance or evidence of VA guaranty or FHA insurance, as the case may be and, in the event that the Company ever has reason to believe that any such endorsement or evidence will not be forthcoming, the Company shall promptly so notify RMST and repurchase the related FHA loan or VA loan.

                  (y) Fire and Casualty Policies. All fire and casualty policies covering the premises encumbered by each Mortgage offered to or purchased by the Warehouse Purchasers under this Agreement: (i) presently name and will continue to name the Company "and its successors and/or assigns in interest as they may appear" of each as the insured under a standard mortgage clause or, for newly funded Mortgages, a notice for an endorsement changing the named mortgagee has been submitted to the carrier and will be pursued diligently until issued; (ii) are and will continue to be in full force and effect; and
         (iii) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time-to-time available, as well as insurance against flood hazards if it is required by FHA, VA or any applicable law, court or other governmental authority.

                  (z) Flood Insurance. Mortgages offered to or purchased by the Warehouse Purchasers under this Agreement which are secured by premises located in a special flood hazard are designated as such by the Secretary of HUD which require flood insurance are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

                  (aa) Year 2000. The Company has undertaken a detailed inventory, review, and assessment of all areas within and affecting the Company's business and operations that could be adversely affected by the failure of the Company to be

MORTGAGES PURCHASE AGREEMENT                                             PAGE 19

         Year 2000 Compliant on a timely basis; has developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and, to date, has implemented that plan in accordance with the specified timetable in all material respects. The Company has made written inquiry of each of the Company's key suppliers, vendors and ,customers as to whether they will be Year 2000 Compliant in all material respects on a timely basis and on the basis of that inquiry believes that all of them will be so compliant. As used herein, "Year 2000 Compliant" shall mean that all software, embedded microchips and other processing capabilities utilized by the Company or the Company's key suppliers, vendors and customers will correctly process, sequence, and calculate, without interruption, all date and date related data for all dates to, through and after January 1, 2000, including leap year calculations, and recognize, store and transmit date data in a format which clearly indicates the correct century. As used herein, "key suppliers, vendors and customers" means those suppliers, vendors, and customers of the Company whose business failure or material business disruption would, in RMST's judgment, be reasonably likely to result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of the Company.

         Section 49. Covenants.

                  (a) Servicing. The Company agrees to service (or cause to be serviced) all Mortgages purchased by the Warehouse Purchasers under this Agreement which the Company has the right to service, in accordance with the servicing standards stated above in this Agreement and all applicable GNMA, FNMA, FHLMC, FHA and VA requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage.

                  (b) Comply with Commitments. The Company agrees to timely comply in all respects with all terms and conditions of all Commitments covering any Eligible Mortgage (and any renewals, extensions, or modifications of them or substitutions for them), and cause the Mortgages covered by and intended to be sold under each Commitment to be so sold before its expiration date and in the manner and order contemplated by the Commitment.

                  (c) Maintain Commitments. The Company agrees to maintain each Commitment and all of the Company's rights and obligations under it in full force and effect, not to pair off or otherwise cause or acquiesce in the effective partial or complete cancellation of any Commitment without RMST's specific written consent, not to suffer or permit any default under any Commitment, and to enforce performance by the issuer of each Commitment. Without limitation, the Company expressly agrees to timely deliver any and all margin required by the terms of each Commitment.

                  (d) Change in Status. The Company agrees to give prompt written notice to RMST of any change in its status as such or in the relationship between the Company and any Investor approved by RMST.

                  (e) Notification of Mortgage Defaults. The Company agrees to immediately notify RMST upon learning of any default under any of the Mortgages purchased (or agreed to be purchased) by the Warehouse Purchasers, or of the institution of any proceeding before any court or other governmental authority in respect of a claimed violation by the Company or any other person of any

MORTGAGES PURCHASE AGREEMENT                                             PAGE 20
         statute, rule or regulation relating to any the Mortgage or a claimed defense or offset to any Mortgage.

                  (f) Loan Documents. The Company agrees to maintain - at the Company's principal office or in the office of a computer service bureau engaged by the Company - the originals (or copies in any case where the original has been delivered to RMST or the Agent) of all promissory notes and mortgages or deeds of trust for the Mortgages, and all Commitments related to them, and all related papers, as well as files, surveys, certificates, correspondence, appraisals, computer programs, tapes, disks, cards, accounting records and other information and data relating to such Mortgages for a period not to exceed one year. Upon RMST's written request, the Company will promptly make them conveniently available to RMST.

                  (g) Current Financial Information. The Company agrees to furnish RMST, within ninety (90) days after the end of the Company's fiscal year, audited annual financial statements for that year end, reflecting the corresponding figures for the preceding fiscal year in comparative form, accompanied by the related report acceptable to RMST prepared by the Company's independent certified public accountants stating that the statements were prepared according to generally accepted account principles applied on a basis consistent with prior periods except for such changes in generally accepted accounting principles concurred in by the Company's independent public accountants. Promptly when available and least within forty five (45) days after the end of each of the first three fiscal quarters in the Company's fiscal year, the Company shall furnish RMST its financial statements for that quarter and the year to date, each reflecting the corresponding figures for the same quarter in the preceding fiscal year in comparative form. If requested by RMST, the Company will provide RMST monthly financial statements no later than twenty (20) days after the close of each month in its fiscal year.

                  (h) Year 2000. The Company shall deliver to RMST promptly after they become available the Company's Year 2000 plan and time line, all periodic internally and externally prepared evaluations and progress reports concerning the Company's Year 2000 plan and Year 2000 readiness, any management or other letters from the Company's accountants addressing or mentioning the Company's Year 2000 Compliance, and such other information, documentation and materials as RMST may reasonably request from time to time in order to confirm that the Company is Year 2000 Compliant and the methods used by the Company to become Year 2000 Compliant.

                  (i) Other Information. Promptly upon request, the Company agrees to furnish such other information as RMST may request concerning the Company, its business affairs, the Mortgages and its relationship with any Investor.

         Section 50. Adjustment to Loan Set Up Fee. RMST may elect to increase or decrease the Loan Set Up Fee from time to time by giving the Company written notice of the change specifying a date when the change will become effective which is at least thirty (30) days after the notice. Any change in the Loan Set Up Fee shall be effective only as to Mortgages acquired by the Warehouse Purchasers on or after the effective date of the change.

MORTGAGES PURCHASE AGREEMENT                                             PAGE 21

                                  MISCELLANEOUS

         Section 51. Assignment Prohibited. This Agreement may not be assigned by the Company.

         Section 52. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered in person or telecopied (with an additional copy to be mailed as provided herein) or mailed, first class, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a notice to the other given in the manner provided in this Section. All notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, to a Vice President or more senior officer of the addressee, or if mailed, on the first Banking Business Day after being deposited in the mails or if telecopied when transmitted, addressed as follows:

If to the Company:           Ronald J. Sheppard
                             Chairman & CEO
                             HomeSense Financial Corp. and Affiliates
                             113 Reed Avenue
                             Lexington, SC 29072
                             Telephone: (803) 996-2000
                             Telecopy: (800) 277-4026

If to RMST:                  HSA Residential Mortgage Services of Texas, Inc.
                             4550 Post Oak Place Drive, Suite 335
                             Houston, Texas 77027
                             Attention: Lawrence J. Trevino
                             Telephone: (713) 843-7301
                             Telecopy: (713) 888-9014

If to Guarantor              Ronald J. Sheppard
                             HomeSense Financial Corp. and Affiliates
                             113 Reed Avenue
                             Lexington, SC 29072
                             Telephone: (803) 996-2000
                             Telecopy: (800) 277-4026

No notice to or demand on the Company or any other person shall entitle the Company or any other person to any other or further notice or demand in similar or other circumstances.

         Section 53. No Financing Intended. This Agreement evidences a facility for the sale of Mortgages to the Warehouse Purchasers, and is not intended by the Company or RMST to evidence a financing arrangement. The Company will report the sale of the Mortgages under generally accepted accounting principles and for federal income tax purposes as a sale of the entire mortgage, subject to a limited right of RMST to require the repurchase of Defective Mortgages, and subject to a Make Whole Payment for breach of the warranties, representations or covenants given by the Company in this Agreement. The consideration received by the Company upon the sale of each Mortgage will constitute reasonably equivalent value and fair consideration for the

MORTGAGES PURCHASE AGREEMENT                                             PAGE 22
transfer of ownership of the Mortgages. The Company warrants and covenants that it is solvent at all times relevant to the sale of any Mortgage, and will not be made insolvent by the sale of any Mortgage. The Company will not sell any Mortgage to the Warehouse Purchasers with any intent to hinder, delay or defraud any of the Company's creditors.

          Section 54. Confidential/ Proprietary Information. This Agreement is considered the confidential and proprietary information of RMST, and the Company may not reveal this Agreement or its contents to any person other than employees of the Company who need to have knowledge of its content to perform their duties, or to the attorneys and auditors of the Company solely in connection with their representation of the Company. This Agreement is subject to the copyright of RMST and may not be reproduced without the express permission of RMST.

          Section 55. Unilateral Amendment. RMST reserves the right to unilaterally amend this Agreement in its sole discretion to comply (to the sole satisfaction of RMST) with any law, rule or regulation affecting RMST in effect now or hereafter. Any such amendment shall be effective immediately. However, and notwithstanding any other provision of this Agreement, in the event of a unilateral amendment, the Company shall have the right to terminate this Agreement by written notice to RMST within ten (10) days of the Company's receipt of notice of such amendment. Termination shall not affect any obligation of the Company incurred prior to RMST's receipt of notice of termination.

          Section 56. Binding. This Agreement supersedes and replaces entirely any and all similar agreements and arrangements heretofore existing between the Agent and the Company or between RMST and the Company and shall bind and benefit the Company, RMST and their respective successors, trustees, receivers and permitted assigns.

         Section 57. Governing Law; Venue. This Agreement shall be governed by applicable United States and Texas law with specific venue in Harris County, Texas.

          Section 58. Headings. The headings and captions used in this Agreement are for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor shall they effect their meaning.

          Section 59. Number; Gender. Whenever the singular number is used herein, it includes the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         Section 60. Counterparts. This Agreement may be executed in counterparts each of which shall constitute an original instrument.

         Section 61. Severability. if any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall be enforced and shall not be affected or impaired thereby.

          Section 62. Incorporated Documents. Each reference made in this Agreement to any Appendix, Exhibit, Schedule or Annex shall be read as a reference to that Appendix, Exhibit, Schedule or Annex to this Agreement except where otherwise expressly specified, and each Appendix, Exhibit, Schedule and Annex to this Agreement is hereby incorporated into this Agreement as if set forth verbatim at each place in this Agreement where it is referred to. Each Appendix, Exhibit, Schedule or Annex which is a form to be completed, executed and delivered pursuant to this

MORTGAGES PURCHASE AGREEMENT                                             PAGE 23

Agreement may be completed in accordance with this Agreement by either the Company or RMST before, when or after it is executed and delivered.

         Section 63. Guaranty. The Guarantor unconditionally guarantees the payment when due of any and all indebtedness and the satisfaction and performance when required of all covenants, obligations and liabilities (collectively, the "Obligations and Liabilities") of the Company under this Agreement. If any or all Obligations and Liabilities of the Company hereunder are not timely satisfied by the Company, the Guarantor unconditionally promises to perform or cause to be performed such Obligations and Liabilities to RMST or to pay to RMST, without deduction of any kind, in lawful money of the United States, the amount of the Obligation and Liability if the same shall be monetary in nature. The Guarantor acknowledges that a separate action or actions may be brought and prosecuted against him/her/them whether or not action is brought against the Company and whether or not the Company is joined in any such separate action or actions. The Guarantor authorizes RMST, without notice or demand (except as shall be required by applicable law providing the same cannot be waived), and without affecting or impairing the liability of the Guarantor under this Section, from time to time in accordance with this Agreement or by mutual agreement with the Company, to renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, any indebtedness of the Company or to modify the terms and time for performance of any or all Obligations and Liabilities under this Agreement. The Guarantor waives notice of dishonor, notice of acceptance, any right to require RMST to proceed against the Company, or to pursue any other remedy in RMST's power whatsoever. Until all of the Obligations and Liabilities shall have been fully performed, and until all periods under applicable law to contest preferential or fraudulent payments have expired, Guarantor waives all rights of contribution and subrogation from the Company.

MORTGAGES PURCHASE AGREEMENT                                             PAGE 24

         Section 64. Entire Agreement. This Agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

HOMESENSE FINANCIAL CORP. AND                 HSA RESIDENTIAL MORTGAGE SERVICES
AFFILIATES                                    OF TEXAS, INC.


By:                                           By:
Name: Ronald J. Sheppard                      Name: Lawrence J. Trevino
Title: Chairman & CEO                         Title:   President
Date:                                         Date:


GUARANTOR

By:
Name: Ronald J. Sheppard
Date:

Attached:
         Appendix 1                 Offer to Sell Mortgage
         Appendix 2                 RMST Procedures
         Appendix 3                 Specific Power of Attorney
         Appendix 4                 Collateral/ Credit Documents
         Appendix 5                 Special Closing Instructions
         Appendix 6                 Pending or Threatened Litigation
         Appendix 7                 Defective Mortgage Criteria
         Appendix 8                 Eligible Mortgage Criteria
         Appendix 9                 Minimum Criteria for Investors
         Appendix 10                Bailee Letter (from Agent)
         Appendix 11                Bailee Letter (from RMST)


MORTGAGES PURCHASE AGREEMENT                                             PAGE 25

                                   APPENDIX 2
                                 RMST PROCEDURES

Banking Business Day

         A "Banking Business Day" is any Monday through Friday when national banks domiciled in Harris County, Texas are open to conduct regular commercial banking business and wire transfers may be made.

Mortgage Purchases

         RMST will accept or reject an Offer on the Banking Business Day on which it is delivered to RMST and, if RMST elects to accept an Offer, cause the Warehouse Purchasers to purchase the related Eligible Mortgage on that Banking Business Day so long as:

                  (i) the Company has given RMST written notice by Noon on that Banking Business Day of the amount which the Company wishes to have wired to the Closer (no prior notice is required if the disbursement is to be by check); and

                  (ii) the Company delivers the Document File to RMST no later than 1:00 p.m. on that Banking Business Day.

If the Company fails to give notice or deliver the Document File to RMST by the above times, RMST shall have no obligation to cause the Warehouse Purchasers to purchase the Mortgage on that Banking Business Day, but RMST agrees to use reasonable efforts to cause the Warehouse Purchasers to do so.

Funding

         RMST will cause the Warehouse Purchasers to fund the purchase of an Eligible Mortgage on the Banking Business Day determined as provided under "Mortgage Purchases" either:

                  (i) by a bank wire transmitted on that Banking Business Day if the Company requested that the purchase be by bank wire, or

                  (ii) by a check authorized to be drawn on that Banking Business Day if the Company requested that the purchase be by check.

The date on which the wire is transferred or on which the check is authorized to be drawn is the date on which the Warehouse Purchasers are deemed to have funded the acquisition of the Mortgage for the purpose of determining the Period Held even if the actual date of purchase of the Eligible Mortgage is a later date.

Mortgage Not Purchased

         If a bank wire is transmitted or a check is authorized to be drawn and the Mortgage is not purchased for any reason other than the willful or grossly negligent act or omission of RMST, the Agent or the Warehouse Purchasers, then the amount of the bank wire or the check shall be deemed to be an RMST Advance made on the Banking Business Day the wire was transmitted or the check was authorized to be drawn.

Time of Payment

         Any payments made by the Company to RMST shall be deemed received when made in immediately available funds.

APPENDIX 2                                                                Page i

                                   APPENDIX 3
                           SPECIFIC POWER OF ATTORNEY

         HomeSense Financial Corp. and Affiliates (the "Company"), a South Carolina corporation, hereby irrevocably designates and appoints HSA RESIDENTIAL MORTGAGE SERVICES OF TEXAS, INC. ("RMST") and its successors and assigns as the Company's true and lawful agent and attorney-in-fact with full power of substitution and with the power and authority:

                  (i) to endorse and deliver, negotiate or otherwise transfer to itself or any other person any promissory notes; and

                  (ii) to prepare, complete, execute, deliver and record any assignment, transfer or release to itself, to any investor in Mortgages (an "Investor") or any other person of any assignments of mortgages, deeds of trust, deeds to secure debt and other mortgage instruments of all kinds and descriptions ("Mortgages") and any security agreement, collateral assignment or other security instrument of any kind, securing any Mortgage, any insurance contract, claim, right or interest relating to it or any indemnity or suretyship contract relating to it, or any of its documents related to the Mortgage; and

                  (iii) to cancel any endorsement or assignment previously made by or on behalf of the Company to any person or in blank, on or in respect of any Mortgage, any promissory note evidencing it or any of its other documents related to the Mortgage; and

                  to endorse and deliver to any person any order, check, instrument or other document or paper received or obtained by RMST that represents p4yment in respect of any Mortgage,

                  (v) to commence, prosecute, settle, discontinue, defend or otherwise dispose of any claim relating to any Mortgage; and

                  (vi) to execute and deliver any and all other papers as RMST or its substitutes shall deem necessary, appropriate or incidental to the administration and execution of any of the covenants, agreements or transactions provided for in or contemplated by the agreement dated October 13, 1999 between the Company and RMST, as it may have been or may hereafter be supplemented, amended or restated (the "Mortgages Purchase Agreement") to which reference is hereby made; and

                  (vii) to sign the Company's name wherever RMST shall deem it necessary, appropriate or desirable to effect performance of the Mortgages Purchase Agreement, any related documents or any act authorized hereby;

for all purposes in the Company's name, place and stead and at any time and from time-to-time, in each instance acting by and through any person who is at the time an officer of RMST or its substitute and any such act by RMST, its successors, substitutes or assigns, shall have the same force and effect as if done by the Company itself pursuant to a duly adopted resolution of its then-incumbent board of directors. (Notwithstanding the reference in the preceding sentence to the Mortgages Purchase Agreement, no Investor or other person or entity dealing with RMST shall be required to look beyond this Specific Power of Attorney itself or shall be charged with knowledge

APPENDIX 3                                                                Page i
of the provisions of the Mortgages Purchase Agreement or any other instrument, but instead may rely upon, and shall be fully protected by the Company in relying upon, this Specific Power of Attorney and RMST's authority as set forth herein or reasonably inferable wherefrom as incidental to the authority expressly stated herein.) Without limiting its authority to otherwise assign or delegate its powers to others or to substitute others for it hereunder, RMST is expressly authorized to delegate its powers under this Specific Power of Attorney to Citibank, N.A. and Citicorp North America, Inc., the Agent identified in the Mortgages Purchase Agreement. This power is coupled with an interest and shall remain in force for so long as the Company has or may have any unperformed obligation to RMST, its successors or assigns, under or in respect of the Mortgages Purchase Agreement, and shall be irrevocable during that time. This Specific Power of Attorney is expressly limited to the purposes set forth above, shall not be interpreted as a general power of attorney, and shall have no force or effect except as to matters pertaining to the Mortgages Purchase Agreement, although it shall be broadly construed as to those matters.

HomeSense Financial Corp and Affiliates

By:___________________________

Name: Ronald J. Sheppard
Title: Chairman & CEO

Date:_________________________

State of South Carolina
                           Ss:
County of Lexington
    This instrument was acknowledged before me on this 14th day of October, 1999 by Ronald J. Sheppard as Chairman & CEO of HomeSense Financial Corp. and Affiliates.

               Signature of notarial officer ______________________

(Seal, if any) Title______________________      My Commission expires __________



APPENDIX 3                                                               Page ii

                                   APPENDIX 4
                               COLLATERAL/ CREDIT DOCUMENTS

1.   Commitment from an RMST-approved Investor

2.   Underwriting approval from investor or delegated underwriters from Company

3. Certified copy of the borrower's credit application (FNMA form 1003) or HUD equivalent

4.   Credit Report

5. Proof of mortgage insurance or guaranty, or FHA insurance approval if applicable

6.   Appraisal - Pages 1 and 2 Only

7.   Closing Statement or HUD-1

     (1)  Required at closing and funding

     (2)  Required as part of Offer to Sell Mortgages

8.   Note

9.   Certified Copy of the Deed of Trust

10.  Truth-In-Lending

11.  Hazard Insurance

12.  Power of Attorney (if applicable)

13.  Flood Insurance (if applicable)

14.  Title Commitment

APPENDIX 4                                                                Page i

                                   APPENDIX 5
                     (INSTRUCTIONS TO MORTGAGE LOAN CLOSER)
                          SPECIAL CLOSING INSTRUCTIONS

                            FOR LOAN FUNDS WHICH ARE

                                   PROVIDED TO

                          -----------------------------

          BY CITIBANK, N.A. AND CITICORP NORTH AMERICA, INC., as agent
                        FOR THE ____________________ LOAN
                         GF # _________________________

1. The money to fund this loan is expected to be provided to you by Citibank, N.A. and Citicorp North America, Inc., (in its capacity as agent for various purchasers (the "Purchasers") under a Master Purchase Agreement between them and HSA Residential Mortgage Services of Texas, Inc.) which will purchase this loan from HomeSense Financial Corp. and Affiliates (the "Company") when it is closed. If for any reason this loan does not close as scheduled, you agree to notify Larry Trevino or Billye J. Scott of HSA Residential Mortgage Services of Texas, Inc. immediately at 713-840-9626 and return the funds by wire transfer to our account within twenty-four
     (24) hours.

2. Accordingly, this is notice that you will be the "bailee" of the Purchasers under Section 8.305 of the Uniform Commercial Code for the promissory note and all other papers for this loan which come into your possessions, from the instant the promissory note for this loan is executed and delivered until you have delivered them to HSA Residential Mortgages Services of Texas, Inc. for the account of Citibank, N.A. and Citicorp North America, Inc., as agent.

3. FAX to HSA Residential Mortgage Services of Texas, Inc. at (713) [Coordinator Fax], marked to the attention of [Loan Coordinator] (Phone:
     (713) [Coordinator Phone]) the following items:

     (1) A certified copy of the HUD-1 or Closing Statement prepared by your company and executed at the closing by the borrower;

     (2) A certified copy of this bailee letter with the blanks in the block below completed and signed by your company.

YOU ARE NOT AUTHORIZED TO FUND THIS LOAN UNTIL YOU HAVE RECEIVED A FUNDING NUMBER FROM HomeSense Financial Corp. and Affiliates AND A CORRESPONDING RMST TRANSACTION NUMBER FROM [LOAN COORDINATOR]. YOU MUST CALL [LOAN COORDINATOR] TO OBTAIN A VERBAL AUTHORIZATION NUMBER.

4. Send by courier within TWENTY-FOUR (24) HOURS after funding, the original note and the other closing papers listed below to HSA Residential Mortgage Services of Texas, Inc. at 4550 Post Oak Place Drive, Suite 335, Houston, Texas 77027, Attention: [Loan Coordinator].

     a. Original Promissory Note executed by the borrower(s) and one certified copy.

APPENDIX 5                                                                Page i

     b. One certified copy of the Mortgage or Deed of Trust certified that the original has been sent for recording or registration.

     c. Copy of any applicable power of attorney for any mortgagor or note maker certified as a true copy of the original and that the original has been sent for recording or registration.

     d.   One certified copy of the Hazard Insurance Policy.

     e.   One certified copy of the Title Commitment.

     f.   One certified copy of the executed Truth-in-Lending.

     g.   One certified copy of the flood insurance (if applicable).

     h. One certified copy of any power of attorney used by the buyers (if applicable).

     i. After the original deed of trust and, if applicable, power of attorney have been recorded, they should be sent to HomeSense Financial Corp. and Affiliates or their Investor. The Title Policy, when issued, should also be sent to HomeSense Financial Corp. and Affiliates for delivery to their Investor.

     j.   Special provisions:

          (i) A funding number must be obtained from HomeSense Financial Corp. and Affiliates and conveyed to HSA Residential Mortgage Services of Texas, Inc. prior to any release of funds.

          (ii) Please contact Billye J. Scott at (713) 840-9626 regarding any excess monies collected at closing.

______________________________hereby acknowledges receipt of the foregoing notice that it is bailee for the Purchasers in respect of the promissory note, executed by ___________________and payable to the order of (or endorsed by its payee to be payable to the order of) HomeSense Financial Corp. and Affiliates and which has been endorsed by HomeSense Financial Corp. and Affiliates in blank. We are today mailing the original executed and properly endorsed note to HSA Residential Mortgage Services of Texas, Inc. with the other papers listed above.

                                 (Title Company)

                                 By:
                                 Name:
                                 Title: Closer
                                 Date:

APPENDIX 5                                                               Page ii

                                   APPENDIX 6
                        PENDING OR THREATENED LITIGATION





APPENDIX 6                                                                Page i

                                   APPENDIX 7
                           DEFECTIVE MORTGAGE CRITERIA

     Defective Mortgage means any Mortgage:

     (i) the Enclosures for which are incomplete in any material respect;

     (ii) for which any required Enclosures are, in the reasonable opinion of RMST or (in the case of a Mortgage covered by a Commitment) the applicable Investor, defective or inaccurate in any material respect considered in light of the requirements of the relevant Commitment or (for any Bulk Purchase Mortgage) secondary market investors' requirements therefor reasonably anticipated by RMST;

     (iii) for which any material Enclosure is, in the reasonable opinion of RMST or the Investor, not valid and binding;

     (iv) that is in default as to payment of principal, interest or both and past due more than thirty (30) days as of the day the Warehouse Purchasers (acting through Agent) purchased the Mortgage;

     (v) as to which any representation of the Company that is specific to that Mortgage (whether by itself or together with others) is false or misleading in any material respect;

     (vi) with respect to which the Company shall have breached any warranty that is specific to that Mortgage (whether by itself or together with others) in any material respect;

     (vii) with respect to which any fraud was committed by any mortgagor, guarantor, title or closing agent, any other material party to the origination or funding thereof or any holder or endorser thereof;

     (viii) which contains documentary exceptions which RMST has declared to be defective;

     (ix) that does not meet, or for any reason has ceased to meet, the applicable conditions for eligibility as an Eligible Mortgage;

     (x) as to which seven (7) Banking Business Days have elapsed since its purchase without RMST having received its Enclosures; or

     (xi) that the Company fails to service in accordance with this Agreement and as to which the Company fails to correct all such servicing errors on or before thirty (30) days after receipt of written notice from RMST setting forth the nature of the servicing errors in reasonable detail.

APPENDIX 7                                                                Page 1

                                   APPENDIx H
                           ELIGIBLE MORTGAGE CRITERIA

          Eligible Mortgage means a Mortgage that, at the time of its purchase, meets the following conditions:

          1. It is a conventional Mortgage, FHA Mortgage or VA Mortgage or subprime Mortgage, except that the dollar limitations on the maximum amount of principal to be eligible for participation in a program offered by GNMA, FNMA, VA or FHLMC may be exceeded so long as no Mortgage exceeds Seven Hundred Fifty Thousand Dollars ($750,000) in original principal amount without Agent's prior approval on a case-by-case basis.

          2. The promissory note evidencing it (a) is the standard form approved by GNMA, VA, FHA, FNMA or FHLMC or a form otherwise acceptable to RMST, (b) has a maturity within thirty (30) years of its origination, (c) is payable or endorsed by the Company (without restriction or limitation) in blank, (d) is fully funded and (e) is valid and enforceable without offset, counterclaim, defense or right of rescission or avoidance of any kind other than for valid payments made on it and any exceptions to enforceability under Debtor Laws.

          3. No default in the payment of principal or interest or any other default on it has continued uncured for thirty (30) calendar days, no foreclosure or other similar proceedings have commenced and no claim for any credit, allowance or adjustment exists.

          4. It is secured by a mortgage, deed of trust or trust deed that (a) is the standard form approved by VA, GNMA, FHA, FNMA or FHLMC or a form otherwise acceptable to RMST and (b) grants a first priority lien on residential real property described therein that either has been perfected by recording or will be perfected upon recording; provided that the mortgage, deed of trust or trust deed securing a Second Lien Mortgage may grant a second priority lien on such real estate.

          5. It has been fully and finally funded and is not subject to any unexpired right of rescission provided for by any applicable federal or other laws.

          6. The underlying residential real property securing it (a) consists of land and (i) a one- to four-family dwelling, (ii) a condominium unit that is ready for occupancy or (iii) a manufactured home unit, but is not a mobile home, a co-op or a multifamily dwelling for more than four (4) families, (b) is, if required by applicable appraisal laws, covered by an appraisal and (c) is insured against loss or damage by fire and all other hazards normally included in standard extended coverage insurance (including flood insurance if the property is in a federally-designated flood hazard area) in accordance with the Enclosures for it and the Company (as servicer) or Agent has the right to be named as the loss payee for that insurance.

          7. Unless it is a Bulk Purchase Mortgage, it conforms in all material respects with all of the requirements of a valid and enforceable Commitment issued by an Investor and duly assigned to RMST and its assigns and is covered by the Commitment (including the requirements that such Commitment (i) has not been "paired off' or otherwise presently or prospectively terminated, (ii) has not been reduced by takeout purchases of other mortgage loans so that it is insuffcient to cover the subject Mortgage and each other Mortgage that has been purchased, or is being proposed by the Company for purchase, by Warehouse Purchasers with an express or

APPENDIX 8                                                                PAGE i
implied representation by the Company that it is covered by the Commitment and
(iii) is in full force and effect and enforceable in accordance with its terms); provided that a Mortgage that was covered by a Commitment when sold to the Warehouse Purchasers but thereafter loses such coverage shall not be considered a Lost Commitment Mortgage unless and until ten (10) days shall have elapsed after such coverage is lost within which the Company has not caused the Mortgage to be again covered by a Commitment duly assigned and delivered to RMST and its assigns. For this purpose coverage shall not be deemed lost until the expiration of any grace period to deliver the Mortgage.

          8. If it is a Bulk Purchase Mortgage, (i) the Company currently and reasonably believes in good faith that it satisfies all underwriting policies and criteria of a specific secondary mortgage market investor in subprime mortgage loans and, if requested to do so, that investor would in fact purchase it, and (ii) its loan-to-collateral-value ratio does not exceed one hundred percent (100%) and foreclosure proceedings have not been initiated in respect of any property securing it.

          9. The Enclosures for it are (a) delivered to RMST as required by the provisions of this Agreement, (b) in compliance with all laws, (c) otherwise in compliance with the requirements of this Agreement and otherwise in form and substance acceptable to RMST and (d) subject to no liens.

          10. The Enclosures together with the recorded deed of trust and the policy of title insurance are delivered to RMST as required by the provisions of any applicable commitment and, in any event, within sixty (60) calendar days after the date of the related promissory note.

          11. It has been owned by Warehouse Purchasers for no more than sixty
(60) calendar days.

APPENDIX 8                                                               PAGE II

                                   APPENDIX 9
                         MINIMUM CRITERIA FOR INVESTORS











APPENDIX 9                                                                PAGE I

                                   APPENDIX 10

                       FORM OF BAILEE LETTER FOR INVESTORS
                HSA RESIDENTIAL MORTGAGE SERVICES OF TEXAS, INC.
                      4550 POST OAK PLACE DRIVE, SUITE 335
                              HOUSTON, TEXAS 77027
                             TELECOPY (713) 888-9014

Re: (Mortgagor(s) name(s) and loan no.] originated by (name of originator) (the "Originator'")

          Beneficial ownership of the mortgage loans (the "Loans") listed on the attached list and the enclosed mortgage notes and other documents (the "Mortgage Documents") for them has been purchased by Citicorp North America, Inc., as Agent (the "Agent") for certain financial institutions and other persons (collectively, such financial institutions and other persons, the "Buyers") under that certain Purchase Agreement dated as of September 30, 1999 (as renewed, extended, amended, or restated, the "Purchase Agreement") among HSA Residential Mortgage Services of Texas, Inc. ("RMST"j, American General Finance, Inc,, Corporate Asset Funding Company, Inc., Citibank, N.A. and the Agent.

          RMST, in its capacity as Servicer for the Agent (in such capacity, together with any successor in such capacity, the "Servicer"), herewith delivers the Mortgage Documents to you for purchase under the forward purchase agreement or takeout commitment (the "Takeout Commitment") that you issued to the Originator. If you purchase the Loans, (i) your purchase will be without recourse against either the Agent or any of the buyers and without express or implied warranty or representation from any of them, except that (A) the Agent will warrant that the Agent has the power and authority to deliver the Loans to you and that no Buyer affiliated with the Agent or managed by the Agent or any of its affiliates has either conveyed its interest in the Loans to anyone other than you nor encumbered its interest in the Loans and (B) each Bank which is not affiliated with the Agent or managed by the Agent or any of its affiliates Will warrant that such Bank has not conveyed its interest in the Loans to anyone other than your or encumbered its interest in the Loans, and (ii) any claim you may have in respect of the purchase other than for violation of such express special warranty will accordingly be required to be made against the Originator to whom you issued your Takeout commitment. Within twenty-one (21) days after the date of this letter, either (i) the Agent must receive payment in full for the Mortgage Documents or (u) the Servicer must receive the returned Mortgaged Documents themselves. "Payment in full" means payment of the purchase price for the Loans determined in accordance with the terms of your Takeout Commitment plus accrued interest to the date of purchase, BUT IN NO EVENT LESS THAN THE "MINIMUM PRICE" STATED FOR EACH MORTGAGE LOAN ON THE ATTACHED LIST.4 Until the Agent has received payment in full for the Mortgage Documents or the Servicer has received the

APPENDIX 10                                                               PAGE I

Mortgage Documents, you shall be deemed to be holding the Mortgage Documents in trust for the Agent and the Buyers as their beneficial owners, and as the Agent's and the Buyer's bailee pursuant to - or as otherwise provided in accordance with -applicable provisions of the Uniform Commercial Code. No property interests in the Mortgage Documents are or will be transferred to you until payment in full has been received by the Agent. If you receive conflicting instructions regarding the Mortgage Documents from RMST (as Servicer or otherwise), any Buyer or the Agent, you agree to act in accordance with the Agent's instructions. THE AGENT RESERVES THE RIGHT, AT ANY TIME BEFORE IT RECEIVES FULL PAYMENT, TO REQUIRE BY NOTICE TO YOU FROM THE AGENT OR THE SERVICER THAT YOU RETURN THE MORTGAGE DOCUMENTS, AND IF YOU RECEIVE SUCH NOTICE, YOU AGREE TO IMMEDIATELY RETURN THEM TO THE SERVICER (UNLESS THE AGENT DELIVERS TO YOU SUCH A NOTICE AND SUCH NOTICE HAS CONTRARY INSTRUCTIOINS, IN WHICH CASE THE MORTGAGE DOCUMENTS SHALL BE RETURNED AS INSTRUCTED BY THE AGENT IN SUCH NOTICE) AND TO INDEMNIFY THE AGENT AND THE BUYERS AND HOLD THE AGENT AND THE BUYERS HARMLESS AGAINST ANY LOSS, COST, DAMAGE, CLAIM OR EXPENSE THAT THEY MAY INCUR IF THE LOAN IS NEITHER PURCHASED NOR RETURNED TO THE SERVICER (OR AS OTHERWISE PROVIDED HEREUNDER) AS HEREIN PROVIDED.

          IF YOU FAIL TO MAKE FULL PAYMENT TO AGENT WITHIN TWENTY-ONE (21) DAYS AFTER THE DATE OF THIS LETTER, YOU ARE INSTRUCTED TO RETURN ALL OF THE MORTGAGE DOCUMENTS TO THE SERVICER (OR AS OTHERWISE INSTRUCTED BY THE AGENT).

Unless otherwise instructed in writing by the Agent, payment to the Agent for the Mortgage Documents must be made by wire transfer of immediately available funds to the following account with Chase Bank of Texas, National Association:

Chase Bank of Texas, National Association ABA Number 1130-0060-9 Attention:
Telephone: Fax: For Credit to HSA RMST, Inc. Settlement Account no. 00103196573
Ref: [Mortgagors' names and loan nos.]

BY ACCEPTING THE MORTGAGE DOCUMENTS DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE AGENT'S AND BUYERS' TRUSTEE AND BAILEE ON THE TERMS DESCRIBED IN THIS LETTER. THE AGENT REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED
 .MORTGAGE DOCUMENTS AND THIS LETTER AND CONFIRM YOUR AGREEMENTS AS SET FORTH IN THIS LETTER BY SIGNING AND RETURNING TO THE SERVICER THE ENCLOSED COPY OF THIS LETTER, ALTHOUGH YOUR FAILURE TO DO SO SHALL NOT DIMINISH, AFFECT OR IMPAIR ANY TERM OR CONDITION OF THIS LETTER, YOUR AGREEMENTS STATED HEREIN (WHICH ARISE AUTOMATICALLY ON YOUR ACCEPTANCE OF THIS LETTER AND THE ENCLOSED

APPENDIX 10                                                              PAGE ii

MORTGAGE DOCUMENTS) OR THEIR BINDING EFFECTS ON YOU. The preceding provision shall in no way affect or impair any claim or cause of action against you in respect of your Takeout Commitment.

This letter shall bind you and your successors, assigns, trustees, and conservators and receivers and shall benefit the Agent and the Buyers and their respective successors and assigns.

                             Very truly yours,

                             HSA RESIDENTIAL MORTGAGE SERVICES OF TEXAS, INC. as Servicer for the Agent

                             By:
                             Name:
                             Title:

Accepted and agreed to:

By:
Name:
Title:
Date:

APPENDIX 10                                                             PAGE iii

                                   APPENDIX 11
                            BAILEE LETTER (FROM RMST)

                HSA RESIDENTIAL MORTGAGE SERVICES OF TEXAS, INC.
                            4550 POST OAK PLACE DRIVE
                                    SUITE 335
                              HOUSTON, TEXAS 77027
                            TELEPHONE (800) 935-9626
                             TELECOPY (713) 888-9014

Re: Mortgagor(s) names) and loan no.] originated by [name of originator] (the "Originator")

          Beneficial ownership of the mortgage loans (the "Loans'") listed on the attached list and the enclosed mortgage notes and other documents (the "Mortgage Documents") for them has been purchased by HSA Residential Mortgages Services of Texas, Inc. ("RMST').

          RMST herewith delivers the Mortgage Documents to you for purchase [include this text only for Mortgage Loans covered by Commitments: under the forward purchase agreement or takeout commitment (the "Commitment") that you issued to the Originator.] If you purchase the Loans, (i) your purchase will be without recourse against RMST, and without express or implied warranty or representation from it, except that RMST will warrant that RMST has the power and authority to deliver the Loans to you and that the RMST has neither conveyed the Loans to anyone other than you nor encumbered them, and (ii) any claim you may have in respect of the purchase other than for violation of such express special warranty will accordingly be required to be made against the Originator to whom you issued your Commitment. Within twenty-one (21) days after the date of this letter, RMST must receive either (i) payment in full for the Mortgage Documents or (ii) the returned Mortgaged Documents themselves. "Payment in full" means payment of the purchase price for the Loans [ use this text for Mortgage Loans covered by Commitments: determined in accordance with the terms of your Commitment [use this text for Mortgage Loans that are not covered by
Commitments: as you have agreed with the Originator] plus accrued interest to the date of purchase, BUT IN NO EVENT LESS THAN THE "MINIMUM PRICE" STATED FOR EACH MORTGAGE LOAN ON THE ATTACHED LIST. Until RMST has received either the Mortgage Documents or payment in full for them, you shall be deemed to be holding the Mortgage Documents in trust for RMST as their beneficial owner, and as RMST's bailee pursuant to - or as otherwise provided in accordance with - applicable provisions of the Uniform Commercial Code. No property interests in the Mortgage Documents are or will be transferred to you until payment in full has been received by RMST. RMST RESERVES THE RIGHT, AT ANY TIME BEFORE IT RECEIVES FULL PAYMENT, TO REQUIRE BY NOTICE TO YOU THAT YOU RETURN THE MORTGAGE DOCUMENTS, AND IF YOU RECEIVE SUCH A NOTICE, YOU AGREE TO IMMEDIATELY RETURN THEM TO RMST AND TO INDEMNIFY RMST AND HOLD RMST HARMLESS AGAINST.

APPENDIX 11                                                               PAGE i

This letter shall bind you and your successors, assigns, trustees, conservators and receivers and shall benefit RMST and its successors and assigns.

Very truly yours,
HSA RESIDENTIAL MORTGAGE SERVICES OF TEXAS, INC.

By:
Name:
Title:

Accepted and agreed to:

By:
Name:
Title:
Date:

APPENDIX 11                                                            PAGE iii

RESIDENTIAL MORTGAGE SERVICES  O F   T E X A S

September 29, 2000

Mr. Larry Gosnell, CFO
HomeGold Financial
3901 Pelham Rd.
Greenville, SC 29615

Dear Mr. Gosnell,

I am writing this letter as a follow-up to the letter you received earlier this month concerning Residential Mortgage Services of Texas (RMST) decision to terminate its mortgage warehouse relationship with HomeSense/HomeGold Financial, Inc. (the Company). In that letter I cited several reasons for the decision made by RMST which are defined as events of default in the Loan Purchase Agreement between RMST and the Company. However, RMST has not declared an event of default nor suspended use of the facility.

In the letter described above I outlined a plan that facilitates the gradual elimination of the facility. That plan allows the company to continue to advance funds and utilize the warehouse facility for on-going business within certain guidelines.

Given this reduction plan RMST has waived the events of default now present. However, by this waiver RMST does not relinquish any of its rights or remedies under the Loan Purchase Agreement. Additionally, this waiver is contingent upon the Company's continued compliance with the terms of the reduction plan and compliance with all terms of the Loan Purchase Agreement with the exception of the Net Worth Maintenance requirement.

Please feel free to contact me at (713)843-7301 should you have any further questions.

Sincerely,

Hunter Battle
President

4550 Post Oak Place Drive Suite 335 Houston, Texas 77027 Phone (713)843-7300

HSA Residential Mortgage Services of Texas, Inc. - A subsidiary of American General Finance

                                          RESIDENTIAL MORTGAGE SERVICES OF TEXAS



September 19, 2000

Mr. Ronald J. Sheppard, CEO
HomeGold Financial, Inc..
3901 Pelham Rd.
Greenville, SC 29615

Dear Mr. Sheppard,

I have received and reviewed the financial statements of HomeGold Financial, Inc. dated July 31,200(1. 1 must now inform you that the financial condition of HomeGold Financial, Inc as described in those financial statements is not in compliance with the requirements to maintain a mortgage loan warehouse facility with RMST. In addition, HomeGold has not satisfactorily maintained the facility in a manner that minimizes the loans aging in the facility beyond acceptable timeframes. Either of these situations individually is sufficient to cause concern and reduction or elimination of the facility. Together, they elevate the risk associated with continuing the HomeGold/HomeSense/RMST relationship to an unacceptable level. Therefore, this letter is sent to you to fulfill the Termination Notification requirements provided in the Loan Purchase Agreement between HomeGold/HomeSense Financial and Residential Mortgage Services of Texas. The Termination is effective immediately upon your receipt of this letter and will follow the schedule described below.

Realizing that the RMST mortgage warehouse facility plays an important role in the day to day operation of HomeGold Financial I am providing the following plan for the workout of the facility between now and December 31, 2000. It is our intent to provide an adequate amount of time to allow you to procure a replacement facility if necessary and to sell the loans now in the warehouse through your normal channels. The schedule that follows should satisfy those objectives:

Current Facility Commitment: $25,000,000

Current Facility Outstanding: $20,600,000

Phase 1: Immediate reduction in available commitment to $20,000,000.

Phase 2: Close of business September 30, 2000 reduce availability to $15,000,000

Phase 3: Close of business November 30, 2000, reduce availability to $10,000,000

Phase 4: December 1, 2000, No further advances allowed. Facility moves into pay out status.

Phase 5: December 31, 2000, Full payment of remaining balance required.

During the periods described in phases 1 - 3 above the warehouse will be open, to you for continued advances up to the described commitment levels for each phase.

I truly hope that your efforts with HomeGold are successful. Please call me should you wish to discuss any of the information provided in this letter.

Sincerely,



Hunter Battle
President

Cc:   Larry Gosnell, CFO
      Ronald J. Sheppard as Guarantor

4550 Post Oak Place Drive Suite 335 Houston, Texas 77027 Phone (713)843-7300

HSA Residential Mortgage Services of Texas, Inc. - A subsidiary of American General Finance

                     Residential Mortgage Services of Texas

August 16, 2000
Mr. Ronald J. Sheppard
HomeSense Financial Corp.
113 Reed Avenue
Lexington, SC 29072
Fax # (864) 289-6301


Dear Ronnie:

As you are aware, Section 43 of the Mortgages Purchase Agreement ("Agreement") executed between HomeSense Financial Corp. and Affiliates dated October 13, 1999, defines one condition of default where "any equity interest in the Company is issued to any person who is not a Key Principal." Residential Mortgage Services of Texas, Inc. ("RMST") acknowledges that HomeGold Financial, Inc. ("HomeGold") has merged with HomeSense Financial Corp. ("HomeSense") and that HomeSense ceased to exist while HomeGold became the owner of HomeSense and assumed responsibility for all the obligations and liabilities for HomeSense under our Agreement. RMST agrees to continue the waiver of this default condition until August 30, 2000, in order to complete the due diligence necessary to approve the new Key Principal, HomeGold. All other terms and conditions of this Agreement apply.

Presently you are the guarantor on the HomeSense Agreement. You will continue to be the guarantor during the interim period.

Please execute the acknowledgement of this letter and return to me by fax. My fax number is 713-888-9014. Please overnight the original of both documents to my attention.

Your business has been very important to us and we look forward to many more years helping you grow.

Much success with your merger,



Hunter Battle
President


Acknowledged and Agreed this ______ day of August 2000.

HomeGold, Inc.

---------------------
Ronald J. Sheppard
Title:  CEO

                                          RESIDENTIAL MORTGAGE SERVICES OF TEXAS



July 31, 2000

Attn: MR RONALD SHEPPARD
HOMEGOLD AND AFFILIATES
3901 PHELHAM ROAD
GREENVILLE, SC 29615

Dear RONALD:

Residential Mortgage Services of Texas has undergone considerable change since the first of June. Most of this change has been internal and hopefully transparent to you. However RMST has undergone a change in management of which you should be aware. Please accept this letter as my letter of introduction to you as the President of Residential Mortgage Services of Texas.

During the past 5 weeks I have reviewed the policy and practice of RMST and am now implementing several changes that will allow us to know you and to serve you better and to prudently continue with and expand our mortgage warehouse relationship. The first of these changes is to request updated interim financial statements for our review. Per our agreements, RMST will now request audited financial statements from you on an annual basis and internal interim statements on a quarterly basis. Specifically, as provided for in your warehouse lending agreement with RMST, you are obligated to periodically provide us with the financial statements of your company as well as of any companies and/or persons that guaranty your line of credit with RMST. Therefore, I am requesting that you provide us with the following financial information within the next fifteen (15) calendar days:

          1. Audited financial statements for the most recent fiscal year-end of your company and any other companies guarantying your line of credit. Those full-year (I 2-month) statements should include, at the minimum, balance sheet, income statement, cash flow analysis, reconciliation of equity, auditors' notes, and auditors' opinion(s). This is an annual requirement that must be complied with immediately upon the completion of those statements but, in any case, no later than 90 calendar days after the completion of the fiscal year. If audited statements are not available within 45 days of your year end, interim, quarterly statements showing the final quarter and full fiscal year results must be received within the 45-day period following your year end and the audited statements must be provided as soon as available.

          2. The most recent interim financial statements of your company and any other companies guarantying your line of credit. That means statements for the period ending closest to June 30, 2000. These statements should include, at the minimum, balance sheet and income statement, both on a period and fiscal year-to-date basis.

          3. The most recent financial statement and 1999 federal income tax returns of any individuals guarantying your line of credit. The personal financial statement must be no less recent than as of December 31, 1999.

Please note the 15-day deadline imposed above. That means that this information must be received by RMST on or before August 15, 2000. If you have already provided this information to us, please tell us that, in writing, citing when and to whom the information was provided.

Additionally, going forward we will require your fiscal quarterly updated (interim) financial statements to be provided regularly to us no later than 30 calendar days after the close of that fiscal quarter. Those

4550 Post Oak Place Drive Suite 335 Houston, Texas 77027 Phone (713)843-7300

HSA Residential Mortgage Services of Texas, Inc. - A subsidian' of American General Finance

                                          RESIDENTIAL MORTGAGE SERVICES OF TEXAS


statements must include, at the minimum, balance sheet and income statement in sufficient detail to determine the financial condition of your company and must portray results both for the period and fiscal year-to-date. This request (which is ongoing) for regular quarterly updates also includes statements from any companies guarantying your line of credit with RMST and those statements must follow the same form as for your company.

In addition to our effort to maintain updated financial records on all customers there are a couple of other warehouse facility requirements I would like to bring to your attention. These are policy requirements which I'm sure you'll agree should be strictly enforced. First, please remind your processors/c losers that the maximum WET period allowed by the RMST mortgage warehouse facility is 3 business days. That is, original notes must be received by RMST within three (3) business days after loan closing. You can expect that we will be contacting you immediately should any Note funded not be received in the warehouse within three
(3) days. Notes outstanding in excess of three days constitute reason for suspension of your warehouse funding availability until such time as all notes are received or the receipt schedule is back on track.

Secondly, please inform your secondary area that all notes sent under bailee to an investor must be purchased within 21 days of delivery. If not purchased within this 21 day period the note must be immediately returned to RMST. Again, should purchases not be executed within this time frame you can expect that we will be contacting you for information and help in correcting the problem.

You can expect to see several noticeable changes in the near future including prompt reporting of portfolio exceptions such as those noted above. Please receive these reports as we intend them, that is, as tools to be used by you that will allow you to maximize the potential of your warehouse facility.

I encourage you to contact me directly at 713-843-7301 should you have any questions or comments concerning the information requested and provided above. I look forward to meeting you soon and to working with you as you strive to meet the mortgage needs of the country in the future.

Sincerely,



Hunter L Battle
President, RMST

4550 Post Oak Place Drive Suite 335Houston, Te.ras 77027 Phone (7131843-7300

HSA Residential Mortgage Services of Texas, Ire. - A subsidiary of American General Finance

                                          RESIDENTIAL MORTGAGE SERVICES OF TEXAS


May 1, 2000

Mr. Ronald J. Sheppard
HomeSense Financial Corp.
113 Reed Avenue
Lexington, SC 29072
Fax # (864) 289-6301

Dear Ronnie:

As you are aware, Section 43 of the Mortgages Purchase Agreement ("Agreement") defines one condition of default where "any equity interest in the Company is issued to any person who is not a Key Principal". Residential Mortgage Services of Texas, Inc. ("RMST") acknowledges that HomeGold Financial, Inc. ("HomeGold") has merged with HomeSense Financial Corp. ("HomeSense") and that HomeSense shall cease to exist while HomeGold will become the owner of HomeSense and assume responsibility for all the obligations and liabilities for HomeSense under our Agreement. RMST agrees to waive this default condition for one month in order to complete the due diligence necessary to approve the new Key Principal, HomeGold. All other terms and conditions of the Agreement apply.

Presently you are the guarantor on the HomeSense Agreement. You will still be the guarantor during the interim period.

Please execute the enclosed "Specific Power of Attorney" for use by RMST during the interim. You will need to complete the officer title section. In addition, please execute the acknowledgement of this letter and return to me by fax. My fax number is 713-888-9014. Please overnight the original of both documents to my attention.

Your business has been very important to us and we look forward to many more years helping you grow.

Much success with your merger,


Billye J. Scott
Vice President


Acknowledged and Agreed this 1st day of May, 2000.

HomeGold, Inc.

-----------------------------
Ronald J. Sheppard

Title:  CEO and President

Enclosures


4550 Post Oak Place Drive Suite 335Houston, Te.ras 77027 Phone (7131843-7300

HSA Residential Mortgage Services of Texas, Ire. - A subsidiary of American General Finance

                     ASSIGNMENT OF CERTIFICATE OF DEPOSIT

     For value received on this the 14th day of December, 2000, the undersigned Assignor hereby assigns and sets over to Residential Mortgage Services of Texas, Inc. and its successors and assigns ("RMST"), all right, claim, title, option and interest of the undersigned in and to the following described Certificate of Deposit, including all renewals, amendments, and proceeds thereof:

       Account No. 5822426311 at Branch Banking and Trust Company of South Carolina, in the name of HomeGold, Inc., in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000)

(the Certificate of Deposit "CD").

     The CD is maintained by: Branch Banking and Trust Company of South Carolina, 309 Columbia Avenue, Lexington, SC 29072, (the "Financial Institution"). This assignment of the Account includes all renewals, extensions or modifications thereof and includes the exercise of any right, option, privilege or power of the undersigned arising from the Account. This assignment is given as additional collateral for any amounts owed by HomeGold, Inc. to RMST pursuant to that certain Mortgage Purchase Agreement dated October 13, 1999 by and between RMST and HomeGold, Inc. and any renewals, extensions or modifications thereof, providing for a funding facility in the amount of fifteen million dollars ($15,000,000).

     The undersigned hereby irrevocably authorizes and empowers RMST at any time in its own name or in the name of the undersigned, to demand, apply for withdrawal, receive and give acquittance for any and all moneys and claims for moneys hereby assigned and to exercise any and all rights and privileges and receive all benefits accorded by the Account and to execute any and all instruments required therefore, and said Financial Institution is hereby specifically authorized and directed, on demand of RMST to pay all moneys hereby assigned in the Account directly to RMST and further not to pay any proceeds of the Account to any entity or person other than RMST without said RMST's consent.

     The undersigned warrants and represents that the Account is owned solely by the undersigned and is free and clear of all liens and encumbrances, and that the undersigned has full power, right and authority to execute and deliver this assignment.

     Witness the Hands and Seal of the undersigned, this sealed instrument being executed and delivered on the date first above written.


WITNESS: _______________________       ASSIGNOR:  HOMEGOLD, INC.

                                       BY:  _________________________

                                       NAME:   RONALD J. SHEPPARD

                                       TITLE:  CHIEF EXECUTIVE OFFICER

                    ACKNOWLEDGMENT OF NOTICE OF ASSIGNMENT

            We acknowledge receipt of notice and a copy of the foregoing Assignment as collateral for obligations due RMST. Our records indicate the balance in Certificate of Deposit No. 5822426311 is $ Three Million Five Hundred Thousand Dollars ($3,500,000) as of the date referenced below. Our records do not disclose any liens, claims, or encumbrances against the Accounts except as provided above.

     We have compared the signature appearing on this Assignment filed by RMST with us with the signature on our records, and the same compares correctly therewith and is sufficient to authorized withdrawal of funds from the CD and for all purposes and we will be guided by the above Assignment until receipt of further contrary written notice or instructions from RMST and HomeGold, Inc.

               Branch Banking and Trust Company of South Carolina

                         BY:
                         ____________________________________________

                         TITLE:
                         ____________________________________________

                         DATE:
                         ____________________________________________

                       RELEASE OF CERTIFICATE OF DEPOSIT

     Residential Mortgage Services of Texas, Inc. and its successors and assigns ("RMST"), hereby release all right, claim, title, option and interest it has in and to the following described Certificate of Deposit, including all renewals, amendments, and proceeds thereof:

       Account No. 5822426311 at Branch Banking and Trust Company of South Carolina, in the name of HomeGold, Inc., in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000)

(the "CD"), including, but not limited to, all rights, claims, options and interests it has in and to the CD by virtue of that certain Assignment of Certificate of Deposit dated December 14, 2000.

     RMST represents by this release that all debts for which the CD served as additional collateral have been paid in full, including, but not limited to all warehouse debt of HomeGold, Inc. to RMST and any renewals, extensions or modifications thereof, providing for a funding facility in the amount of fifteen million dollars ($15,000,000).

     The undersigned warrants and represents that it has not pledged, encumbered or assigned its interest in the Account and that the undersigned has full power, right and authority to execute and deliver this release.

     Witness the Hands and Seal of the undersigned, this sealed instrument being executed and delivered on the date first above written.


WITNESS:  _____________________        Residential Mortgage Services
                                       of Texas, Inc.

                                       BY:  __________________________

                                       NAME:  ________________________

                                       TITLE: ________________________